Exhibit 4.9

WARREN RESOURCES, INC.,

as Issuer

AND

CONTINENTAL STOCK TRANSFER & TRUST COMPANY,

as Trustee

INDENTURE

Dated as of February 1, 1998

Relating to the

12% SECURED CONVERTIBLE BONDS

DUE DECEMBER 31, 2022

TABLE OF CONTENTS

PRELIMINARY STATEMENT

i

INDENTURE, dated as of February 1, 1998 (herein, as amended or supplemented from time to time as permitted hereby, called this “Indenture”), between WARREN RESOURCES, INC., a corporation organized and existing under the laws of the State of New York (herein, together with its permitted successors and assigns, called the “Issuer”), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as trustee (herein, together with its permitted successors in the trusts hereunder, called the “Trustee”).

PRELIMINARY STATEMENT

The Issuer has duly authorized the execution and delivery of this Indenture to provide for its 12% Secured Convertible Bonds (“Bonds”), issuable as provided in this Indenture. All covenants and agreements made by the Issuer herein are for the benefit and security of the holders of the Bonds. The Issuer is entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid and binding agreement of the Issuer in accordance with its terms have been done.

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. General Definitions.

Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms. Whenever reference is made herein to an Event of Default necessitating or involving action by the Trustee such reference shall be construed to refer only to an Event of Default of which the Trustee is deemed to have notice or actual knowledge.

All references in this instrument to designated “Articles,” “Sections,” “Subsections” and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.

“Accountants”: A Person engaged in the practice of accounting who is a certified public accountant of recognized national reputation and who (except when this Indenture provides that an Accountant must be Independent) may be employed by or affiliated with the Issuer, or an Affiliate of the Issuer.

“Act” and “Acts of Bondholders”: With respect to any Bondholder, the meaning specified in Section 17.03.

“Act of Bankruptcy”: The filing of a voluntary or involuntary petition in bankruptcy under ,the Bankruptcy Code or the commencement of a proceeding under any other applicable law now or hereafter in effect concerning insolvency, reorganization or bankruptcy by or against a debtor, provided, however, that any such involuntary insolvency proceeding against such debtor shall not constitute an Act of Bankruptcy if it has been dismissed within sixty (60) days following the commencement thereof.

“Administrative Expenses”: The fees and expenses of the Trustee and its agents, accountants and legal counsel as contemplated hereunder.

“Affiliate”: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “common control” have meanings correlative to the foregoing.

“Agent”: Any Bond Registrar, paying agent or authenticating agent.

“Aggregate Outstanding Principal Amount”: The principal amount of all Outstanding Bonds at the date of determination.

“Authorized Issuer Representative”: Each person at the time designated to act on behalf of the Issuer by written certificate furnished to the Trustee containing the specimen signature of such person.

“Authorized Officer”: Any officer of the Issuer who is authorized to act for the Issuer in matters relating to, and binding upon the Issuer, and whose name appears on a list of such authorized officers furnished by the Issuer to the Trustee, as such list may be amended or supplemented from time to time in writing and furnished to the Trustee.

“Bankruptcy Code”: The United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq., as amended or supplemented from time to time.

“Board of Directors”: The Board of Directors of the Issuer, or any committee of that Board duly authorized under applicable law to act on behalf of that Board, with respect to any matters arising under the Indenture.

“Board Resolution”: A copy of a resolution certified by the secretary or an assistant secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Bond Interest Rate”: twelve percent (12.0%) simple interest per annum.

“Bond Purchase Agreement”: The subscription agreement or agreements dated the Closing Date, between the Issuer and the Purchasers with respect to the purchase of the Bonds.

“Bond Register” and “Bond Registrar”: The respective meanings specified in Section 2.04.

“Bondholder” or “Holder”: The Person in whose name a Bond is registered on the Bond Register.

“Bonds”: The 12% Secured Convertible Bonds issued under this Indenture.

“Business Day”: A day that is not a Saturday, Sunday, holiday or other day on which commercial banking institutions or trust institutions in the city and state of New York are authorized or obligated by law or required by executive order or government decree to be closed.

“Closing Date”: The date or dates upon which funds are deposited in the Collateral Purchase Fund.

“Code”: The Internal Revenue Code of 1986 and regulations thereunder, as now or hereafter amended.

“Collateral”: Those zero-coupon United States Treasury debt obligations maturing on or before the stated Maturity of the Bonds, the maturity principal amount of which shall always equal or exceed one hundred percent (100%) of the Aggregate Outstanding Principal Amount of the Bonds, when and as purchased by the Trustee, for purposes of securing repayment of principal of the Bonds, together with all substitutes therefor, and all of the Funds, cash and proceeds held by the Trustee from time to time hereunder (including amounts deposited with the Trustee on the Closing Date) and all other property, tangible or intangible, in which the Issuer hereby grants the Trustee a security interest hereunder.

“Collateral Purchase Fund”: As defined in Section 6.04.

“Common Stock”: The Common Stock, $.001 par value, of the Issuer.

“Conversion Shares” or “Conversion Stock”: Shares of Common Stock issuable upon conversion of the Bonds pursuant to Article IX hereof.

“Corporate Trust Office”: The office of the Trustee located in New York City at which at any particular time its corporate trust business shall be administered and which at the date of execution of this Indenture is located at 2 Broadway, New York, New York 10004.

“Costs of Issuance”: All costs incurred in connection with the borrowing evidenced by the issuance of the Bonds, including (but not limited to): (1) counsel fees and expenses (including Issuer’s counsel and special counsel and Trustee’s counsel as well as any other specialized counsel fees incurred in connection with the borrowing); (2) rating agent’s fees, if any; (3) Trustee fees and expenses incurred in connection with the borrowing; and (4) any other expenses and charges reasonably related to or required to be paid in connection with the issuance of the Bonds.

“Costs of Issuance Fund”: The Fund established from which the Costs of Issuance will be paid.

“Co-Trustee”: Any Person appointed as a co-trustee pursuant to this Indenture.

“Date of Execution”: The actual date of execution of this Indenture by the Issuer and the Trustee as indicated by their respective acknowledgments hereto annexed, and if the Issuer and the Trustee shall have executed this Indenture at different dates, the later date.

“Debt Service Requirement”: The dollar amount of principal and/or interest due to the Bondholders on the next scheduled Payment Date.

“Default”: Any event which is, or after notice or passage of time would be, an Event of Default.

“Eligible Institution”: A member of a registered national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or trust company or a participant in a medallion program acceptable to the Trustee.

“Eligible Investments”: Any one or more of the following obligations or securities:

(i) non-callable direct obligations of, and obligations fully guaranteed by, the United States of America, GNMA or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America having a stated maturity of no more than one year;

(ii) demand and time deposits in, certificates of deposit of, and bankers’ acceptances issued by, any depository institution or trust company (including the Trustee or any agent of the Trustee, acting in their respective commercial capacities) incorporated under the laws of the United States of America, or any state or the District of Columbia and subject to examination and supervision of a federal or state banking authority, so long as (a) amounts so invested are fully insured by the FDIC and :are not required for use hereunder for at least seven (7) days after the stated maturity date of such investment or (b) at the time of such investment or contractual commitment providing for such investment; the commercial paper or other short term debt obligations of such depository institution or trust company (or, in the case of a depository institution which a principal subsidiary of a holding company, the commercial paper or other short term debt obligations of such holding company) have the highest credit rating then available from Standard & Poor’s, Moody’s, Duff & Phelps or Fitch Investors Service;

(iii) commercial paper having the highest short-term credit ratings from Standard & Poor’s, Moody’s, Duff & Phelps or Fitch Investors Service at the time of such investment; and

(iv) a guaranteed investment contract issued by any insurance company or other corporation which has the highest long-term credit rating from Standard & Poor’s, Moody’s, Duff & Phelps or Fitch Investors Service.

provided that, at all times, investment of trust funds shall conform to the requirements of Article V hereof.

“Event of Default”: The meaning specified in Section 14.01.

“FDIC”: The Federal Deposit Insurance Corporation or any successor thereto.

“Fund(s)”: The Collateral Purchase Fund, Debt Service Fund, the Administrative Expenses Fund, the Costs of Issuance Fund and any other accounts maintained by the Trustee.

“GNMA”: The Government National Mortgage Association or any successor thereto.

“Holder”: The Person in whose name a Bond is registered on the Bond Register.

“Indenture” or “this Indenture”: This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Independent”: When used with respect to any specified Person means such a Person who (1) is in fact independent of the Issuer, any Affiliate of the Issuer or any other obligor upon the Bonds, (2) does not have any direct financial interest or any material indirect financial interest in the Issuer or in any such other obligor or in an affiliate of the Issuer or such other obligor, and (3) is not connected with the Issuer or any such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions. Whenever it is herein provided that any Independent Person’s opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by an Issuer Order and acceptable to the Trustee and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

“Interest Payment Date”: Any Payment Date whereon interest on the Bonds is due.

“Investment Earnings”: Any interest or other earnings on all or part of the Trust Estate.

“Issuer”: Warren Resources, Inc., a corporation organized and existing under the laws of the State of New York, and its successors and assigns.

“Issuer Order” and “Issuer Request”: A written order or request signed in the name of the Issuer by an Authorized Officer.

“Maturity”: With respect to any Bond, the date on which the entire unpaid principal amount of such Bond becomes due and payable as therein or herein provided, whether at the Stated Maturity date of December 31, 2022 or by acceleration upon declaration of an Event of Default.

“Notice of Redemption”: As defined in Section 8.04.

“Officers’ Certificate”: A certificate signed by two Authorized Officers of the Issuer and delivered to the Trustee. Unless otherwise specified, any reference in this Indenture to an Officers’ Certificate shall be to an Officers’ Certificate of the Issuer.

“Opinion of Counsel”: A written opinion of legal counsel and who may, except as otherwise expressly provided in this Indenture, be Issuer’s regular legal counsel or in-house counsel and who shall be reasonably acceptable to the Trustee.

“Original Aggregate Outstanding Principal Amount”: The principal amount of Bonds delivered by the Issuer and authenticated by the Trustee prior to any Conversion or Redemption of any Bond.

“Outstanding Bond(s)”: As of any given date, all Bonds theretofore authenticated and delivered under this Indenture except:

(i) Bonds cancelled at or prior to such date or delivered to the Trustee on or prior to such date for cancellation;

(ii) Bonds or portions thereof for whose payment or redemption money in the necessary amount has been deposited with the Trustee in trust for the Holders of such Bonds; provided, however, that if such Bonds are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice, satisfactory to the Trustee, has been made;

(iii) Bonds or portions thereof which have been converted pursuant to Article IX hereof;

(iv) Bonds in exchange for or in lieu of which other Bonds have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trustee is presented that any such Bonds are held by a holder in due course; and

(v) Bonds alleged to have been destroyed, lost or stolen for which replacement Bonds have been issued as provided for in Section 2.06,

provided, however, that in determining whether the Holders of the requisite Aggregate Outstanding Principal Amount of Bonds have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Bonds owned by the Issuer, any other obligor upon the Bonds or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Bonds which are listed on the Bond Register as being owned by such a Person shall be so disregarded. As to any Bond, the Person in whose name the same shall be registered on the Bond Register shall be deemed and regarded as the absolute owner thereof for all purposes.

“Payment Date”: The first day of each month following issuance of the Bonds, or if any such day is not a Business Day, the next succeeding Business Day. The first Payment Date shall be March 1, 1998. The final Payment Date shall be the Maturity Date.

“Person”: Any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof) , unincorporated organization or government or any agency or political subdivision thereof or other legal entity all in the context may be appropriate.

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Purchasers”: The purchaser or purchasers of the Bonds from the Issuer pursuant to the Bond Purchase Agreement.

“Record Date”: The fifteenth of the month immediately preceding the month of the related Payment Date. A date specified as a date on which the Holders of Bonds entitled to receive a payment of principal or interest (or notice of a payment in full of principal) oil the succeeding Payment Date are determined.

“Redemption”: Any early payment of the principal amount of any Bond pursuant to Article VIII hereof.

“Responsible Officer”: With respect to the Trustee, the president, a vice president, an assistant vice president, an assistant secretary or an assistant treasurer in the Corporate Trust Office of the Trustee.

“State”: The State of New York.

“Stated Maturity”: December 31, 2022.

“Supplement”: A supplemental indenture in accordance with Article XV of the Indenture.

“Trust Estate”: All money, instruments and other property subject or intended to be subject to the lien of this Indenture for the benefit of the Bonds as of any particular time, including all proceeds thereof.

“Trust Indenture Act” or “TIA”: The Trust Indenture Act of 1939, as amended.

“Trustee”: Continental Stock Transfer & Trust Company or its successor in interest, or any successor trustee appointed as herein provided.

“UCC”: The Uniform Commercial Code as in effect in the applicable jurisdiction.

ARTICLE II

THE BONDS

Section 2.01. Issuance of the Bonds.

(a) No Bonds may be issued under the provisions of this Indenture except in accordance with this Article II as supplemented. There is hereby authorized and created under this Indenture an issue of Bonds up to an aggregate principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) and designated “Warren Resources, Inc., 12% Secured Convertible Bonds due December 31, 2022.”

(b) The Bonds shall be in substantially the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistent herewith, be determined by the officers of the Issuer executing such Bonds, as evidenced by their execution thereof. Any portion of the text of any Bond may be set forth on the reverse thereof with an appropriate reference on the face of the Bond.

Section 2.02. Denominations and Terms.

(a) Except as otherwise provided herein, all Bonds which may be authorized and issued hereunder shall be limited to Seven Million Five Hundred Thousand Dollars ($7,500,000) in aggregate principal amount. The Bonds shall be issued as typewritten or printed fully registered Bonds in initial minimum denominations of five thousand dollars ($5,000) and any greater denomination shall be an integral multiple of five thousand dollars ($5,000). Subsequent to their initial issuance, the Bonds shall be authorized to be issued in any denomination.

Section 2.03. Interest and Principal.

(a) Interest shall accrue on the Bonds at the Bond Interest Rate from February 1, 1998 until paid. Interest on the Bonds shall be payable on each Payment Date and shall be computed on the basis of a three hundred sixty (360)-day year on the Aggregate Outstanding Principal Amount of the Bonds on the Record Date immediately preceding such Payment Date. Notwithstanding anything herein to the contrary, the Bond Interest Rate on the Aggregate Outstanding Principal Amount of the Bonds shall not exceed the maximum rate of interest which may be charged to, or collected from, the Issuer thereof pursuant to the applicable provisions of the federal or state law.

(b) The principal of each Bond shall. be payable no later than the Stated Maturity thereof unless the unpaid principal of such Bond becomes due and payable at an earlier date upon acceleration following an Event of Default, Redemption or as otherwise provided herein.

(c) All Bonds issued under this Indenture shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority or distinction on account of the actual time or times of delivery, all in accordance with the terms and provisions of this Indenture.

(d) Payments of principal, and interest due on a Bond on any Payment Date shall be paid to the Holder of such Bond on the applicable Record Date immediately preceding such Payment Date. The Trustee will make payments of principal of, and interest on the Bonds by checks mailed on the Payment Date to the Bondholders listed in the Bond Register.

(e) Notwithstanding any of the foregoing provisions with respect to payments of principal of, premium, if any, and interest on the Bonds, if the Bonds have become or have been declared due and payable upon acceleration following an Event of Default and such acceleration of maturity and its consequences have not been rescinded and annulled then payments of principal of, premium, if any, and interest on the Bonds shall be made in accordance with Article XIV.

Section 2.04. Registration, Registration of Transfer and Exchange.

(a) The Issuer shall cause books for the registration and transfer of the Bonds (the “Bond Register”) to be kept at the Corporate Trust Office and hereby appoints the Trustee as its registrar and transfer agent (“Bond Registrar”) to keep such books and to make such registrations and transfers under such reasonable regulations as the Trustee may prescribe.

(b) Upon surrender for registration of transfer of any Bond at the Corporate Trust Office, the Issuer shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, a new fully registered Bond or Bonds of authorized denominations in the aggregate principal amount which the registered owner is entitled to receive. All Bonds delivered and exchanged shall be dated so that neither gain nor loss in interest shall result from the transfer or exchange. All Bonds presented for transfer, exchange, registration, Redemption or payment shall be duly endorsed or be accompanied by a written instrument or instruments of transfer or authorization for exchange, in form satisfactory to the Issuer and the Trustee, duly executed by the Holder or by his attorney, duly authorized in writing which signature shall be guaranteed by an Eligible Institution and shall be accompanied by such documents as the Trustee may require.

(c) The Trustee shall require payment by the Holder or its transferee of a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in connection with any registration, registration of transfer or exchange. Such charges and expenses shall be paid before any such new Bond shall be delivered. All Bonds issued upon any registration of transfer or exchange shall be valid obligations of the Issuer; evidencing the same current principal amount as the Bond surrendered, shall be secured by this Indenture and shall be entitled to all of the security and benefit hereof to the same extent as the Bonds surrendered upon such registration of transfer or exchange.

(d) No transfer of a Bond shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, the Trustee or the Issuer may require (i) an Opinion of Counsel (which may be rendered by salaried counsel employed by the Bondholder or the prospective transferee or an Affiliate thereof) in form and substance reasonably acceptable to the Trustee and the Issuer to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, and that such transfer is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee or the Issuer, and (ii) that the transferee shall execute an investment letter in form and substance reasonably acceptable to the Issuer certifying to the Issuer the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Issuer. The Holder of a Bond by the acceptance of such Bond pursuant to a transfer does thereby agree to indemnify the Trustee and the Issuer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Section 2.05. Execution, Authentication and Delivery.

(a) The Bonds shall be executed on behalf of the Issuer by an Authorized Officer under its corporate seal, which may be in facsimile form and may be imprinted or otherwise reproduced thereon, and attested by a separate Authorized Officer. The signature of any Authorized Officer on the Bonds may be manual or facsimile. Bonds bearing the manual or facsimile signature of individuals who were at the time of execution of the Bonds Authorized Officers of the Issuer, and identified as an Authorized Officer hereunder, shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to be authorized at the date of the authentication and delivery of such Bonds or did not hold such offices at the date of such Bonds. The Bonds shall be dated as of the date of authentication.

(b) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Bonds executed by the Issuer to the Trustee for authentication; and the Trustee shall authenticate and deliver such Bonds as provided in this Indenture and not otherwise.

(c) No Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Bond a certificate of authentication, substantially in the form set forth in Exhibit A, with such appropriate information included in such form, executed by the Trustee by the manual signature of a natural person authorized by the Trustee to execute such certificate, and such certificate upon any Bond shall be conclusive, and the only evidence, that such Bond has been duly authenticated and delivered hereunder.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Bonds.

(a) If (i) any mutilated Bond is surrendered to the Trustee, or the Issuer and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Bond, and (ii) there is delivered to the Issuer and the Trustee such security and indemnity as may be reasonably required by each of them to hold each of them harmless (including a lost instrument bond), then, in the absence of written notice to the Issuer or the Trustee that such Bond has been acquired by a bona fide purchaser, the Issuer shall execute and, upon its request, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a new Bond of like tenor and principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Bond shall have become or shall be about to become due and payable, then, instead of issuing a new Bond, the Issuer may pay such Bond without surrender thereof, except that any mutilated Bond shall be surrendered. If, after the delivery of such new Bond or payment of a destroyed, lost or stolen Bond pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Bond in lieu of which such new Bond was issued presents for payment such original Bond, the Issuer, and the Trustee shall be entitled to recover such new Bond (or such payment) from the Person to whom it was delivered or any Person taking such new Bond from such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Issuer and the Trustee in connection therewith.

(b) Upon the issuance of any new Bond under this Section, the Issuer or the Trustee may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

(c) Every new Bond issued pursuant to this Section 2.06 in lieu of any mutilated, destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

(d) The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

Section 2.07. Cancellation and Destruction of Surrendered Bonds.

All Bonds surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Bond Registrar, be delivered to the Bond Registrar and shall be promptly cancelled by it. The Issuer may at any time deliver to the Bond Registrar for cancellation any Bond previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly cancelled by the Bond Registrar. No Bonds shall be authenticated in lieu of or in exchange for any Bonds cancelled as provided in this Section, except as expressly permitted by this Indenture. The Bond Registrar is hereby directed to destroy all cancelled Bonds unless the Issuer shall direct otherwise by an Issuer Order. The Trustee shall deliver to the Issuer a certificate of destruction in respect to all Bonds so destroyed.

Section 2.08. Home Office Payment Agreements.

Notwithstanding any term of this Indenture or of any Bonds to the contrary, the Trustee, if requested, by prior written instructions, shall be obligated to enter into an agreement with any Holder of Bonds which is an institutional investor, and may enter into an agreement with any other Holder, providing for payment to such Holder of the principal of and interest on, the Bonds or any part thereof at a place within the continental United States other than the place specified in such Bonds as a place for such payment, and including by bank wire transfer of Federal or other immediately available funds, except that the final payment of interest on and principal of the Bonds upon the Maturity Date shall only be made against surrender of the Bonds as set forth in this Indenture.

Section 2.09. Persons Deemed Owners.

Prior to due presentment for registration of transfer or exchange of any Bond, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name such Bond is registered on the Bond Register as the owner of such Bond (a) on the applicable Record Date for the purpose of receiving payments of the principal of and interest on such Bond and (b) for all other purposes whatsoever, whether or not such Bond is overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Section 2.10. Bonds Not Presented For Payment.

In the event any Bonds shall not be presented for payment when the final principal repayment thereof becomes due, whether at Maturity, or upon the acceleration of Maturity, if monies sufficient to pay such Bonds are held by the Issuer, the Issuer shall deliver such funds to the Trustee who will segregate and hold such monies in trust, and the Holders of such Bonds shall, except as provided in the following paragraph, thereafter be restricted exclusively to such funds for the satisfaction of any claim of whatever nature on their part under this Indenture or relating to said Bonds.

Any money deposited with the Trustee or any paying agent in trust for the payment of the principal of or interest on any Bond and remaining unclaimed for one (1) year after such principal or interest has become due and payable shall be paid to the Issuer; and the Holder of such Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such paying agent with respect to such trust money (but only to the extent of the amounts so paid to the Issuer), shall thereupon cease; provided, however, that no such release of payment Shall be made unless the Trustee or such paying agent, before being required to make any such release of payment, may at the expense of the Issuer cause to be published once, in The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 2.11. Rank of Bonds.

The rights of the Holders to receive the principal sum or any part thereof, and to receive the interest due on the Bonds is and shall remain equal in priority to the payment of the principal of and interest on (i) all future obligations and guarantees of the Issuer for money borrowed from any bank, trust company, insurance company or other financial institution engaged in the business of lending money, for which the Issuer is at the time of determination responsible or liable as obligor or guarantor, (ii) all existing or future obligations of the Issuer secured by a lien, mortgage, pledge or other encumbrance against real or personal property of the Issuer, and (iii) any modifications, renewals, extensions or refundings of the foregoing, except for any of such obligation of the Issuer the payment of which is made expressly subordinate and junior to the Bonds.

ARTICLE III

ISSUANCE OF BONDS

Section 3.01. Issuance of Bonds.

The Issuer may issue the Bonds following the execution of this Indenture and upon compliance by the Issuer with the conditions set forth in Section 3.02. Thereupon, the Trustee shall, upon receipt of an Issuer Request, authenticate such Bonds and deliver them as specified in the Issuer Request against payment therefor to the Issuer. The Trustee shall be entitled to rely upon the Issuer Request under this Article m as full evidence that the Issuer has received upon the Trustee’s delivery of the Bonds, the proceeds from the sale of the Bonds, which proceeds, may be paid directly to the Issuer or to any Person designated by the Issuer.

Section 3.02. Conditions to Issuance.

(a) The Bonds may be executed by the Issuer and delivered to the Trustee for authentication and, thereupon, the same shall be authenticated and delivered by the Trustee upon receipt of an Issuer Request, compliance with the conditions of this Section 3.02 and receipt by the Trustee (in form and substance satisfactory to the Trustee and Counsel for the Trustee) of, or compliance with, as the case may be, the following:

(i) A Board Resolution authorizing the execution and delivery of the Indenture and the issuance, execution, authentication and delivery of the Bonds to be authenticated and delivered.

(ii) An Opinion of Issuer’s Counsel dated the Closing Date in form and substance satisfactory to the Trustee.

(iii) An Officers’ Certificate dated the Closing Date stating that:

(A) there is no Default or Event of Default under the Indenture;

(B) the execution and delivery of, and performance by the Issuer of its obligations under the Indenture, the Bond Purchase Agreement, and the other documents to which it is a party pursuant thereto, the execution, issuance and delivery of the Bonds and compliance with the conditions thereof under the circumstances contemplated thereby will not conflict with, or result in any breach or default under, the Issuer’s Certificate of Incorporation or bylaws, and will not result in a breach or default under, or conflict in any material respect with, or violate any governmental rule or regulation applicable to the Issuer or its operations, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it or its property is bound, or any existing state or federal law, ordinance, administrative ruling or regulation, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it or its property may be bound or to which it or its property may be subject;

(C) the representations and warranties of the Issuer contained herein are true and correct;

(D) there has been compliance with all conditions precedent provided in this Indenture relating to the authentication and delivery of the Bonds applied for;

(E) neither the Issuer nor, to the knowledge of such Officers, any Person acting on its behalf has offered or sold the Bonds by any form of general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in a newspaper, magazine or similar media or broadcast over television or radio or any seminar or meeting whose attendees were invited, by general solicitation or general advertising.

(iv) An Issuer Request directing the Trustee to deliver the Bonds to the Purchasers on behalf of the Issuer.

(v) The disbursement of the Costs of Issuance on the Closing Date.

(vi) The purchase of the Collateral by the Trustee.

(vii) Such other documents and Opinions of Counsel as the Trustee (or the Placement Agent for the Bonds) may reasonably require.

ARTICLE IV

SECURITY INTEREST; COLLATERAL

Section 4.01. Absolute Grant of Collateral.

The Issuer does hereby transfer, assign and set over to the Trustee for the benefit of the Bondholders, without recourse, that amount of the proceeds from the sale and issuance of the Bonds as may be required on the Closing Date for the Trustee to purchase the original Collateral in its own name as Trustee for the Bondholders, and upon satisfaction and discharge of the Indenture in accordance with Article X hereof, as Trustee for the Issuer. The title of the Trustee to the Collateral and all monies due or to become due with respect thereto including, without limiting the generality of the foregoing, the proceeds and products thereof and any substitutions therefor or additions thereto, now existing or hereinafter acquired, shall be unconditional, and shall be used to secure (i) all payments required to be made by the Issuer with respect to the Bonds; (ii) the performance and observance by the Issuer of its agreements and covenants hereunder and under the Bonds; and (ill) the payment of any and all other liabilities of the Issuer under the Bonds and this Indenture, direct or indirect, absolute or conditional, now due or to become due, or now existing or hereafter arising. Upon satisfaction and discharge of this Indenture, the Trustee shall disburse the Collateral as directed by the Issuer in an Issuer Order.

ARTICLE V

INVESTMENTS

Section 5.01. General Investments.

The Trustee shall invest and reinvest monies held in any Fund established by this Indenture in accordance with an Issuer Order or Orders, but only in one or more Eligible Investments. In computing the amount in any Fund created hereunder, obligations purchased as an investment of monies therein shall be valued at the market value of such obligations, exclusive of any accrued but unpaid interest. Such computations of amount shall be determined whenever required pursuant to the terms of this Indenture.

Section 5.02. General Provisions Regarding Funds.

(a) The Trustee shall not invest the proceeds of any Funds held hereunder or sell any investment held hereunder unless the security interest granted and perfected in such Fund will continue to be perfected in such investment or the proceeds of such sale.

(b) Earnings on investments shall be credited to, and losses shall be charged to, the particular Fund from which such investment was made.

(c) Neither the Trustee nor the Issuer shall, in any way, be held liable or responsible by reason of any insufficiency in any Fund resulting from any loss on any Eligible Investment or Collateral included therein.

ARTICLE VI

ACCOUNTS AND ACCOUNTINGS

Section 6.01. Collection of Money.

Except as otherwise expressly provided herein, the Trustee shall collect directly and without intervention or assistance of any agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture.

Section 6.02. Creation of Funds.

On or before the Closing Date, the Trustee shall establish on its records the following accounts and funds (collectively referred to as the “Funds”) to be maintained by the Trustee for the benefit of the Holders:

(a) Collateral Purchase Fund

(b) Debt Service Fund

All monies deposited in the Funds shall be used solely for the purposes set forth in this Indenture.

Section 6.03. Deposit of Bond Proceeds.

The purchase price of the Bonds deposited with the Trustee by wire transfer on the Closing Date shall be deposited or disbursed by the Trustee on the Closing Date upon an Issuer Order as follows:

(a) The amount required by Section 6.04 for the purchase of the Collateral shall be deposited in the Collateral Purchase Fund;

(b) The amount required by Section 6.05 for the Administrative Expenses Fund;

(c) The amount required by Section 6.06 for the Debt Service Fund;

(d) The balance shall be disbursed as directed by the Issuer.

Section 6.04. Collateral Purchase Fund.

The Trustee shall, on the Closing Date, deposit so much of the Bond proceeds into the Collateral Purchase Fund as shall be required to purchase the Collateral, including a sum sufficient to pay any brokerage fees or commissions and transfer taxes necessary to allow the Trustee to acquire title to the Collateral.

Section 6.05. Administrative Expenses Fund.

(a) The Trustee shall, on the Closing Date, establish the Administrative Expenses Fund into which an amount equal to [            ] shall be deposited.

(b) Any portion of the Administrative Expenses Fund not disbursed to pay the Trustee’s fees and expenses at the Closing Date shall be invested and reinvested by the Trustee at the direction of the Issuer pursuant to an Issuer Order in one or more Eligible Investments. All income or other gain from such investments shall be credited to such Administrative Expenses Fund and any loss resulting from such investments shall be charged to such Administrative Expenses Fund. If the Administrative Expenses Fund is insufficient, in the reasonable opinion of the Trustee, to pay the Administrative Expenses contemplated by this Indenture, the Issuer shall, upon written notice from the Trustee, deposit additional funds into such Fund.

Section 6.06. Debt Service Fund.

Seven 1(7) Business Days before each Payment Date, or earlier at the discretion of Issuer, upon at least fifteen (15) Business Days’ prior notice from the Trustee the Issuer shall deposit into the Debt Service Fund an amount equal to the next scheduled debt service payment of interest and/or principal. Such monies will be invested in Eligible Investments by the Trustee pursuant to an Issuer Order pending disbursement on the Payment Date.

Section 6.07. Information by Trustee.

The Trustee shall supply in a reasonably timely fashion to the Issuer any information readily available to the Trustee that the Issuer may from time to time reasonably request with respect to any of the Funds established hereby or for any other information reasonably available to the Trustee.

Section 6.08. Reports.

At least fifteen (15) days prior to each Payment Date, if and to the extent requested by the Issuer, the Trustee shall provide the Issuer with the “Trustee Accounting Report,” which shall contain the following information as of the immediately preceding Payment Date:

(i) The next interest and/or principal installment due and payable on the Bonds since the last Payment Date and the balance, if any, of the Debt Service Fund;

(ii) The Aggregate Outstanding Principal Amount of the Bonds as of the last Payment Date;

(iii) The balance in the Administrative Expense Fund and Debt Service Fund on the last Payment Date, if any; and

(iv) Administrative Expenses paid during the period preceding the latest Payment Date;

provided; however, the Trustee shall not be required to include any information in such report if such information was previously furnished or otherwise made available to the Issuer.

ARTICLE VII

APPLICATION OF MONIES

Section 7.01. Disbursements of Monies from the Funds.

The Trustee shall withdraw from the appropriate Fund amounts sufficient for the following purposes in the following order of priority:

(a) In the event the Trustee has not otherwise been paid its fees, costs and disbursements, the Trustee may withdraw sufficient funds from the Administrative Expenses Fund for such purposes.

(b) From the Costs of Issuance Fund, the Trustee shall pay the Costs of Issuance; and

(c) On each Payment Date, from the Debt Service Fund, the Trustee shall pay the sum of interest and principal, if any; then due and payable on the Bonds to the Bondholders. If the Debt Service Fund is insufficient for such purposes, the Trustee shall advise the Issuer in writing at least five (5) calendar days prior to such Payment Date, and, if sufficient funds are not deposited by the Issuer to cover such shortfall in time for the Trustee to make the next scheduled payment of interest or principal, the Trustee shall provide notice of same to the Bondholders within ten (10) Business Days after such Payment Date.

ARTICLE VIII

REDEMPTION OF BONDS

Section 8.01. Redemption at the Option of the Issuer.

The Bonds shall be redeemable in whole or in part at the option of the Issuer at one hundred percent (100%) of the outstanding principal amount thereof plus accrued interest to the Redemption Date (the “Redemption Price”) upon notice to the Trustee at any time on or after July 1, 1998 upon satisfaction of the following conditions:

(a) The Common Stock issuable upon Conversion of the Bonds shall be the subject of an effective registration statement with the Securities and Exchange Commission;

(b) The Common Stock shall be listed on the NASDAQ system or a national or regional securities exchange, and shall have an average daily trading volume for the ninety (90) trading days prior to the Notice of Redemption of at least one thousand (1,000) shares;

(c) The average bid price for the Common Stock for the ninety (90) trading days prior to the Notice of Redemption (calculated by summing the ninety (90) daily average bid prices and dividing by ninety (90)) shall have been at least one hundred thirty-three percent (133%) of the Conversion Rate at the date of the Notice of Redemption;

(d) The average bid price for the Common Stock for the five (5) trading days prior to the Notice of Redemption (calculated by summing the five (5) daily average bid prices and dividing by five (5)) shall have been at least one hundred twenty-five percent (125%) of the Conversion Rate at the date of the Notice of Redemption; and

(e) The Issuer shall provide the Trustee with an Officers’ Certificate certifying that all of the foregoing conditions have been satisfied, and the Trustee may conclusively rely upon such Officers’ Certificate.

Section 8.02. General Requirements.

(a) In the event of a partial Redemption, such Redemption shall be made pro rata among the Holders of the Bonds by redeeming from each Holder that principal amount of Bonds which bears the same proportion to the principal amount of Bonds registered in the name of such Holder as the total available monies to be distributed on the Redemption Date bears to the Aggregate Outstanding Principal Amount of the Bonds prior to such Redemption. In the event a strict pro rata Redemption among all the Holders cannot be made, the Issuer may redeem more than a pro rata portion from one or more of the Holders of Bonds in such manner as the Issuer deems fair and reasonable; provided, however, that at no time shall the pro rata portion of the Bonds theretofore redeemed or to be redeemed in part from any Holder exceed by one hundred dollars ($100) of the principal amount, the principal portion of Bonds of such Holder which would be redeemed or which would have been redeemed on a strict pro rata basis.

(b) In the event that less than the entire principal amount of a Bond shall be redeemed on the date specified for payment of the Redemption Price (the “Redemption Date”), the Trustee shall make appropriate entries on the Bond Register to reflect the portion thereof so redeemed and the amount of principal of such Bond remaining outstanding, and the Holder thereof shall surrender such Bond to the Trustee for like notation of such information thereon on the blanks provided therefor. The Trustee’s entry on the Bond Register shall be conclusive in the absence of manifest error as to the outstanding principal amount of any Bond.

(c) All amounts held by the Trustee or Issuer due to non-presentment of Bonds on any Redemption Date must be paid over to and retained by the Trustee for a period of at least one (1) year after the final maturity date or applicable Redemption Date. If after one (1) year any Bond has not been presented for payment, the Holder of such Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof.

Section 8.03. Payment of Redemption Price.

Payment of the Redemption Price shall be made by the Trustee to or upon the order of the Holder of the Bonds called for Redemption upon surrender of the Bond to the Trustee. The Trustee shall enter a notation on the Bond Register of the amount of any partial Redemption of a Bond. The Redemption Price shall be payable to the Bondholders by check (or if the necessary information is provided by the Bondholder, by wire transfer) to the Persons whose names appear as the registered Holders thereof on the Bond Register as of the Record Date applicable to such Redemption Date and identified in such notice of Redemption. In the event of a partial Redemption, the Bondholder shall surrender the Bond to be partially redeemed to the Trustee for a notation to be made thereon. The expenses of giving notice and any other expenses of Redemption (except accrued interest) shall be an Administrative Expense payable by the Trustee from the Administrative Expense Fund.

Section 8.04. Giving and Form of Redemption Notice.

(a) Notices of Redemption of Bonds shall be prepared by the Issuer and given by the Trustee in the name and at the expense of the Issuer at the following times and to the following Persons:

Notice of any Redemption of the Bonds shall be mailed by registered mail no later than sixty (60) days prior to such Redemption Date to the Persons who were Holders of the Bonds to be redeemed on the related Record Date;

(b) All notices of Redemption shall state:

(i) the Record Date’ and the Redemption Date,

(ii) the Redemption Price,\

(iii) the name and address of the Paying Agent (which may be the Trustee),

(iv) that on such Redemption Date the Redemption Price will become due and payable with respect to the principal amount of each Bond as shall be specified in such notice, that the amount payable in respect of the principal amount of each such Bond so redeemed shall be limited to the Redemption Price therefor, that no interest shall accrue on such principal amount of Bonds to be redeemed for any period after the Redemption Date, and

(v) the Conversion Rate in effect on such Redemption Date, the date on which the Holder’s right to convert the Bond will terminate, and the manner and place where the Bond may be surrendered for Conversion (as defined in Article IX hereof).

(c) Failure to give notice of Redemption, or any defect therein, to any Holder of any Bond selected for Redemption shall not impair or affect the validity of the Redemption of any other Bond.

Section 8.05. Bonds Payable on Redemption Date.

Notice of Redemption having been given, the Bonds or portions thereof to be redeemed shall, on the applicable Redemption Date, become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price, in which event the Bond shall remain in full force and effect until the Redemption Price is paid in full) no interest shall accrue on such Redemption Price for any period after such Redemption Date.

Section 8.06. Redemption at the Option of the Bondholders.

(a) The Holders of the Bonds may tender Bonds or portions thereof to the Trustee for repurchase by the Issuer at a price of one hundred percent (100%) of the principal amount thereof plus accrued but unpaid interest to the date of payment for such repurchase; provided such tender is made at any time on or after January 1, 2001. Such tenders will be accepted by the Trustee on a first-come, first-served basis. The Issuer shall only be obligated to honor tenders in any one calendar year up to a total principal amount equal to ten percent (10%) of the Original Aggregate Outstanding Principal Amount, commencing with calendar 2001. All tenders received by the Trustee on the same Business Day shall be deemed to have been received simultaneously. In the event that tenders are received on a Business Day which, when added to all prior tenders exceed the obligation of the Issuer to honor such tenders, the Trustee shall notify the Issuer of the amount of such tenders. The Issuer shall have fifteen (15) days following such notice to either (i) agree in writing to honor all such tenders or (ii) advise the Trustee to pro-rate such tenders. If the Issuer shall not make an election in writing within the period provided, the Trustee shall pro-rate such tenders.

(b) The Trustee shall give notice to the Issuer of all tenders for repurchase within five (5) Business Days after the Trustee’s receipt thereof. Provided that the Issuer shall not have previously repurchased the maximum principal amount of Bonds provided for by subsection (a) hereof, the Issuer shall have forty-five (45) days to deposit with the Trustee the outstanding principal amount of the Bond, Bonds or part of a Bond tendered for repurchase plus accrued but unpaid interest through and including the date of such deposit, at which time the Issuer’s obligation to pay, and the Bondholder’s right to receive, interest on such principal amount shall cease; provided that the Issuer shall have deposited the amount due within such forty-five (45) day period. Failure of the Issuer to make such deposit within the time permitted shall be an Event of Default under Article XIV hereof.

(c) In the event that the Trustee is required to pro-rate excess Bonds tendered for repurchase, such pro-ration shall be performed as set forth in Section 8.02; and notice of pro-ration shall be given to the tendering Holders pursuant to Section 8.04.

(d) After the Issuer has deposited sufficient funds with the Trustee to repurchase the maximum amount of Bonds which it shall be obligated to repurchase hereunder, the Issuer shall not have any obligation or liability to any Holder purporting to tender Bonds for its refusal to repurchase any such Bonds.

Section 8.07. Release of Collateral Following Redemption.

Upon completion of any Redemption of Bonds pursuant to this Article VIII, the Issuer may deliver to the Trustee an Issuer Order directing the Trustee to sell so much of the Collateral as would equal, at the maturity of the instrument or instruments constituting the Collateral, the principal amount of the Bonds so redeemed. By way of example only, if the Issuer has redeemed one million dollars ($1,000,000) principal amount of Bonds and the Holders have been paid the full Redemption Price plus interest, then the Issuer may direct the Trustee to sell zero-coupon treasury securities having a maturity face amount of one million dollars ($1,000,000). Upon sale of such securities, the net proceeds thereof shall be payable to the Issuer. In the event that the zero-coupon treasury securities constituting the Collateral cannot be segregated to match the principal amount of Bonds redeemed, then the Trustee shall sell so many of such securities as it may, such that the maturity face amount of the securities remaining as part of the Collateral is greater than the Aggregate Outstanding Principal Amount of the Bonds.

ARTICLE IX

CONVERSION INTO COMMON STOCK

Section 9.01. Right to Convert.

Subject to and upon compliance with the provisions of the Indenture, a Holder shall have the right, at such Holder’s option, at any time or from time to time prior to the date his Bond is redeemed or paid upon Maturity, to convert some or all of the principal amount of his Bond or Bonds into that number of shares of Common Stock as is determined by reference to the following table, subject to adjustment pursuant to the further provisions of the Indenture (“Conversion”).

The Bonds will be convertible until Maturity at one hundred percent (100%) of their principal amount (accrued interest will be paid separately) into Common Stock of the Issuer as follows (the “Conversion Rate”):

Conversion Period	Conversion Rate
From Issuance to June 30, 1998	@$ 12.50 per share
From July 1, 1998 to June 30, 2000	@$ 15.00 per share
From July 1; 2000 to June 30, 2002	@$ 17.50 per share
From July 1, 2002 to June 30, 2004	@$ 20.00 per share
From July I, 2004 to June 30, 2006	@$ 25.00 per share
From July 1, 2006 to June 30, 2012	@$ 35.00 per share
From July 1, 2012 to December 31, 2022	@$ 50.00 per share

Section 9.02. Exercise of Conversion Privilege.

In order to exercise the Conversion privilege, the Holder shall surrender the Bond, Bonds or portion thereof to be converted to the Trustee at the Corporate Trust Office of the Trustee, with the Conversion Notice on the reverse of the Bond certificate fully completed. Bonds shall be convertible in principal amounts of one thousand dollars ($1,000) or more, unless the remaining principal balance of such Bonds shall be less than such sum, in which event such Bond must be converted in its entirety. As soon as practicable after the receipt of such documents, the Trustee shall request the Issuer to deliver at said offices to the Holder, or on his written order, to a third party, a certificate or certificates for the number of full shares of Conversion Stock issuable upon the Conversion of the Bonds or portion thereof. The Issuer shall not issue fractional interests in shares of its Common Stock upon Conversion of the Bonds and shall settle such interests in accordance with Section 9.03. Such Conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the documents deliverable upon Conversion of the Bonds are received by the Trustee. At such time the rights of the Holder as such Holder. shall cease and the person or persons in whose name or names any certificate or certificates for shares of Conversion Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

Section 9.03. Adjustment for Fractional Shares.

No fractional shares of Conversion Stock or scrip shall be issued upon conversion of the Bonds. Any fractional shares of Conversion Stock less than one-half (1/2) shall be disregarded, and fractional interests of one-half (1/2) or more of a share of Conversion Stock shall be rounded up to a full share.

Section 9.04. Adjustment of Conversion Rate and the Conversion Stock.

(a) The initial Conversion Rate and the number of shares of reserved Conversion Stock shall be based upon Fifteen Million One Hundred Thirty Seven Thousand (15,137,000) shares of Common Stock currently outstanding, including shares reserved for issuance under outstanding convertible debentures, warrants and options, and shall be subject to adjustment from time to time as follows:

(i) If the number of shares of Common Stock outstanding at any time after the Date of Execution is increased by a stock dividend or other distribution of securities to the Issuer’s stockholders for consideration per share less than the Company’s book value per share determined as of the Company’s most recent audited balance sheet or without consideration (other than a distribution of rights to purchase securities for cash) payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, immediately following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, said other distribution, subdivision or split-up, the number of shares of Conversion Stock issuable upon Conversion of the Bonds and the Conversion Rate shall be appropriately adjusted so that the number of shares of Common Stock issuable on Conversion of the Bonds shall be increased and the Conversion Rate decreased in proportion to such increase of outstanding shares.

(ii) If the number of shares of Common Stock outstanding at any time after the Date of Execution is decreased by a combination of the outstanding shares of Common Stock, then, immediately following the record date for such combination, the number of shares of Conversion Stock issuable upon Conversion of the Bonds and the Conversion Rate shall be appropriately adjusted so that the number of shares of Common Stock issuable on Conversion of the Bonds shall be decreased and the Conversion Rate shall be increased in proportion to such decrease in outstanding shares.

(iii) If any consolidation or merger of the Issuer with or into another entity, or the sale of all or substantially all of its assets to another entity shall be effected, or in case of any capital reorganization or reclassification of the capital stock of the Issuer, then, as a condition of such consolidation, merger or sale, reorganization or reclassification of the capital stock of the Issuer, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Issuer immediately theretofore receivable upon the conversion of the Bonds, such shares of stock, or of securities, interest or assets (other than cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so receivable by the Holder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Rate) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities, interests or assets thereafter deliverable upon the exercise of such Conversion rights.

(iv) Any and all shares of Conversion Stock issued pursuant to a Conversion of the Bonds shall (unless covered by an effective public registration statement) bear a legend reflecting that such shares of Conversion Stock have not been registered under the Securities Act, or under any state securities law, and cannot be transferred by sale, pledge or otherwise, except in compliance with such securities laws and all regulations thereunder. As a condition to the issuance of Conversion Stock, the Holder requesting to so convert the Bonds shall execute appropriate investment letters and other documents as may be reasonably required by the Issuer and its counsel to assure that the shares of Conversion Stock are issued only in compliance with applicable securities laws.

(v) Upon any adjustment of the Conversion Rate, the Issuer covenants to duly reserve such additional number of shares of Common Stock as may be necessary to fulfill its obligations hereunder, and to take such further actions as may be required in order to fulfill its obligations pursuant to this Article IX.

(b) Except under the circumstances set forth in paragraph (a) above, there shall be no adjustment in the Conversion Rate or the Conversion Stock or other property receivable by the Holder upon any Conversion.

(c) Upon the occurrence of any event described in paragraph (a) above, the Issuer shall furnish the Trustee with an Officers’ Certificate describing the event and its effect on the Conversion Rate and the Conversion Stock, and the Trustee shall mail a copy of such Certificate to each Holder within fifteen (15) Business Days after its receipt of such Certificate. The Trustee shall have no responsibility for preparing or the accuracy or completeness of such Certificate.

ARTICLE X

SATISFACTION AND DISCHARGE

Section 10.01. Satisfaction and Discharge of Indenture.

Whenever the following conditions shall have been satisfied:

(a) either

(i) all Bonds theretofore authenticated and delivered (other than (A) Bonds which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07, and (B) Bonds which have been redeemed or for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer or discharged from such trust as provided in Section 10.02) have been delivered to the Trustee for cancellation; or

(ii) all Bonds not theretofore delivered to the Trustee for cancellation

(A) have become due and payable, or

(B) will become due and payable at Stated Maturity of the final installment of the principal thereof within one year, and the Issuer, in the case of clauses (A) or (B) hereinabove, has deposited or caused to be deposited with the Trustee, in trust for such purpose, an amount sufficient to pay and discharge the entire indebtedness on such Bonds not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Bonds which have become due and payable) or to their Stated Maturity;

(b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for the satisfaction and discharge of this Indenture with respect to the Bonds have been complied with; then, this Indenture and the lien, rights and interests created hereby and thereby shall cease to be of further effect and the Trustee and each co-trustee and separate trustee, if any, then acting as such hereunder shall, at the expense of the Issuer, execute and deliver all such instruments as may be necessary to acknowledge the satisfaction and discharge of this Indenture and shall pay or assign or transfer and deliver, to the Issuer or upon the demand of the Issuer all cash, securities and other property held by it as part of the Trust Estate, including the Collateral, remaining after satisfaction of the conditions set forth in clauses (i) and (ii) hereinabove.

(d) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 13.07, the obligations of the Trustee to the Issuer and the Holders under Sections 10.02 and 13.15 shall survive, and this Indenture shall cease to be of further effect with respect to the Bonds except as to (i) rights of registration of transfer and exchange, (ti) substitution of mutilated, destroyed, lost or stolen Bonds, (iii) the rights of Bondholders to receive payments of principal thereof and interest thereon, (iv) the rights, obligations and immunities of the Trustee hereunder, and (v) the rights of Bondholders as beneficiaries hereof with respect to the property so deposited with the Trustee and payable to all or any of them.

Section 10.02. Application of Trust Money.

(a) Any money deposited with the Trustee pursuant to this Indenture shall be held in trust and applied by it, in accordance with the provisions of the Bonds and this Indenture, to the payment, either directly or through any paying agent, as the Trustee may determine, to the Persons entitled thereto, of the principal, and interest for whose payment such money, has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required herein or required by law.

(b) Any money deposited with the Trustee or any paying agent in trust for the payment of the principal of or interest on any Bond and remaining unclaimed for one (1) year after such principal or interest has become due and payable shall be paid to the Issuer; and the Holder of such Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such paying agent with respect to such trust money (but only to the extent of the amounts so paid to the Issuer), shall thereupon cease; provided, however, that (i) no such release of payment shall be made unless the Trustee or such paying agent, before being required to make any such release of payment, may at the expense of the Issuer cause to be published once, in the Wall Street Journal notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

ARTICLE XI

GENERAL COVENANTS

Section 11.01. Payment of Principal, Redemption Price and Interest.

The Issuer covenants that it shall promptly pay or cause to be paid (a) the principal of, Redemption Price for, and interest on the Bonds at the place, on the dates and in the manner provided herein and in the Bonds; (b) the Trustee’s fees and expenses set forth in Section 13.07 hereof and (c) the other fees and expenses provided herein.

Section 11.02. Performance of Covenants by Issuer; Due Execution.

Subject to the provisions of Section 11.01 hereof, the Issuer covenants that it shall faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder and in all of its Proceedings pertaining hereto.

Section 11.03. Protection of Trust Estate.

(a) The Issuer shall cause initially to be filed and will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance, and other instruments, and will take such other action as may be necessary or advisable to:

(i) maintain or preserve the lien of this Indenture or carry out more effectively the purposes hereof,

(ii) perfect, publish notice of, or protect the validity of, any grant made to or made by this Indenture,

(iii) enforce any of the provisions of this Indenture or the Bonds; and

(iv) preserve and defend title to the Trust Estate and the Collateral and the rights of the Trustee, and of the Holders secured thereby, against the claims of all persons and parties.

(b) The Issuer hereby designates the Trustee its agent and attorney-in-fact to execute, upon the Issuer’s failure to do so, any financing statement, continuation statement or other instrument that is permitted pursuant to this Section 11.03; provided, however, that such designation shall not be deemed to create a duty in the Trustee to monitor the compliance of the Issuer with the foregoing covenants and provided, further, that the duty of the Trustee to execute any instrument required pursuant to this Section 11.03 shall arise only if a Responsible Officer has received written notice of any failure of the Issuer to comply with the provisions of this Section 11.03.

Section 11.04. No Disposition of Trust Estate.

Except as permitted by this Indenture, the Issuer shall not sell, assign, or otherwise encumber or dispose of its interest in the Trust Estate, and will promptly pay or cause to be discharged, or make adequate provision in the judgment of the Trustee to discharge, any lien or charge on any part thereof not permitted hereby.

Section 11.05. Access to Books and Reports; Filing of Notices and Reports.

All books and other records in the possession of the Issuer relating to the Collateral and the Trust Estate shall at all reasonable times be open to inspection by such accountants or other agents as the Trustee from time to time may designate, to the extent lawful.

Section 11.06. Annual Statement as to Compliance.

The Issuer covenants that on or before one hundred twenty (120) days after the end of the first fiscal year of the Issuer which ends more than three (3) months after the Closing Date, and each fiscal year thereafter, the Issuer shall deliver to the Trustee a written statement signed by an Authorized Officer of the Issuer, stating, as to each signer thereof, that

(a) a review of the fulfillment by the Issuer during such year of its obligations under this Indenture has been made under such officer’s supervision; and

(b) the Issuer has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to such officer and the nature and status thereof.

Section 11.07. No Borrowing Against Trust Estate.

The Issuer shall not incur or assume any indebtedness, or guarantee any indebtedness of any Person, secured by any portion of the Trust Estate or the Collateral, except for such indebtedness as may be incurred by the Issuer in connection with the issuance of the Bonds pursuant to this Indenture unless such subsequent obligation shall be expressly subordinated to the rights of the Trustee and the Holders to the Trust Estate and the proceeds thereof.

Section 11.08. Corporate Existence.

So long as the Bonds are outstanding and the Issuer has not been released from liability thereon, it shall maintain its corporate existence and will not take any action which would cause it not to continue in good standing and remain qualified to do business under applicable laws of the United States and any applicable state law, and that it will not dissolve or otherwise dispose of all or substantially all of its assets, and shall not voluntarily consolidate with or merge into any other entity unless such surviving entity shall expressly agree to be bound by, the terms of this Indenture.

Section 11.09. Taxes.

Subject to its right to lawfully contest any such imposition, the Issuer shall pay all taxes when due and payable or levied against its assets, properties or income, including the Collateral.

Section 11.10. Absolute Obligation.

(a) The obligations of the Issuer hereunder shall be irrevocable and unconditional. This Indenture may not be altered, amended, revoked or terminated, notwithstanding any event, foreseen or unforeseen, as more fully set forth, below, except as may be approved in writing by the Trustee in accordance with Article XV. The Issuer recognizes that the initial purchasers of the Bonds, and each subsequent Holder thereof, have relied, and are and will be relying, on the obligations of the Issuer hereunder as security for the prompt payment of the principal of, Redemption Price for, and interest in the Bonds.

(b) The Issuer shall not be entitled to any abatement, diminution, setoff, abrogation, waiver or modification of its obligations hereunder or under the Bonds nor to any termination of this Indenture by any reason whatsoever except as expressly provided herein regardless of any rights of set-off, recoupment or counterclaim that the Issuer may otherwise have against any Holder or any other party or parties and regardless of any contingency, act of God, event or cause whatsoever notwithstanding any circumstance or occurrence that may arise or take place before, during or after execution of this Indenture and the authentication of the Bonds including, without limiting the generality of the foregoing, any lack of validity or enforceability of the

Bonds or any other document executed and delivered in connection with the transactions contemplated hereby, any statement, instrument or other document presented under this Indenture being proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being proven to be untrue or inaccurate in any respect whatsoever, the failure by the Trustee to enforce this Indenture on a timely basis, or any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Section 11.11. Insurance.

The Issuer shall maintain, with insurance companies of recognized standing, insurance against such risks and in such amounts as are customarily insured by persons engaged in similar businesses.

ARTICLE XII

ISSUER REPRESENTATIONS AND WARRANTIES

Section 12.01. Representations and Warranties.

(a) In addition to the representations and warranties contained elsewhere in this Indenture and in any certificate delivered by the Issuer pursuant to this Indenture (all statements made therein being deemed representations and warranties for purposes hereof), the Issuer represents and warrants to, and covenants with, the Trustee and the Holders, as their respective interests may appear, that:

(i) It is duly organized and existing as a corporation under the laws of the State of New York and is qualified to do business and in good standing in every jurisdiction in which the nature of its activities, including without limitation issuance of the Bonds and the execution, delivery and performance of this Indenture requires such qualification;

(ii) It has the corporate power to execute, deliver and perform and enter into the transactions contemplated by this Indenture and the Bonds, and has duly authorized its execution, delivery and performance of, and the transactions contemplated by, this Indenture, the Bonds and the other documents to which it is a party pursuant to the foregoing;

(iii) The Indenture and the Bonds each constitute a legal, valid and binding obligation of the Issuer enforceable against Issuer in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(iv) Neither the execution and delivery by it of, nor the performance by it of its obligations under, this Indenture, the Bonds, or the other documents to which it is a party pursuant thereto, the consummation of the transactions contemplated hereby or thereby nor the fulfillment of or compliance with the terms and conditions of this Indenture, the Bonds or the other documents to which it is a party pursuant thereto, conflict with or result in a breach of any of the terms, conditions or provisions of its Certificate of Incorporation or bylaws, any legal restriction, rule, statute or regulation or any agreement or instrument to which it is now a party or by which it or any of its property is bound, or constitutes at default under any of the foregoing;

(v) The Board Resolution authorizing the execution, delivery and performance of this Indenture, the Bond Purchase Agreement and all other documents to which it is a party pursuant thereto, the issuance and sale of the Bonds and the grant of the Collateral to the Trustee is in full force and effect and has not been amended or altered, and the Issuer has taken all of the necessary action on its part to carry out the transactions contemplated by this Indenture, the Bonds and the other documents to which it is a party pursuant thereto;

(vi) To the best of Issuer’s knowledge, all approvals, consents and orders of any governmental authority having jurisdiction over it, or which would constitute a condition precedent to the performance by the Issuer of its obligations hereunder or under the Bonds or the other documents to which it is a party pursuant thereto, have been obtained or given and are in effect, and the Issuer and its operations are in compliance with all federal or state statutes and regulations applicable to the transactions contemplated by this Indenture, the Bonds and the other documents to which it is a party pursuant thereto, a violation of which would or could materially and adversely affect its ability to carry out its obligations hereunder and under the Bonds;

(vii) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body pending or, to the Issuer’s best knowledge, threatened against or affecting the Issuer (or, to the Issuer’s best knowledge, any basis therefor) wherein an unfavorable decision, ruling or finding would materially adversely affect the existence or operations of the Issuer, the validity or enforceability of this Indenture, the Bonds, the grant of Collateral to the Trustee or the obligations of the Issuer thereunder or hereunder, or under any agreement or instrument to which the Issuer is a party and which is used or contemplated for use in the consummation of the transactions contemplated hereunder or under the Bonds, would adversely affect the proceedings of the Issuer in connection herewith or therewith or would or could materially and adversely affect the Issuer’s ability to carry out its obligations hereunder and thereunder; and

(viii) The Conversion Shares have been duly reserved for issuance upon Conversion, and upon Conversion in accordance with Article IX hereof, such Conversion Shares shall be duly authorized, full paid and non-assessable.

(b) The representations and warranties set forth in this Section 12.01 and elsewhere in this Indenture or in any certificate delivered pursuant hereto shall be deemed given as of the Closing Date and shall survive delivery of the Bonds.

(c) If any representation contained in this Indenture shall prove to be untrue or incorrect in any material respect, and if the Trustee has notice of its falsity or inaccuracy in accordance with Section 13.02 hereof, the Trustee shall give written notice thereof to the Issuer and the Issuer shall have thirty (30) days in which to correct such Default; and if such correction is made in accordance with this section, no Event of Default shall occur as a result.

ARTICLE XIII

THE TRUSTEE

Section 13.01. Certain Duties and Responsibilities or Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default of which the Trustee receives notice under Section 13.02:

(i) The Trustee need perform only those duties that are specifically set forth in this Indenture, and no others and no implied covenants or obligations of the Trustee shall be read into this Indenture.

(ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall, however, examine such certificates and opinions to determine whether they conform to the requirements of this Indenture but need not verify the accuracy of the contents thereof or whether the procedures specified by or pursuant to the provisions of this Indenture have been followed in the preparation thereof.

(c) Subject to 13.01(a), the Trustee may not be relieved from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct or bad faith, except that:

(i) This paragraph does not limit the effect of these subsections (b) and (c)(ii) hereof.

(ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts.

(iii) The Trustee shall be liable with respect to any action it takes in bad faith in accordance with a direction received by it pursuant to Sections 14.04, 14.06 or 14.15.

(d) Except with respect to Sections 13.01 and 13.02, which shall not be limited by this Section 13.01(d), for all other purposes under this Indenture, the Trustee shall not be deemed to have notice of any Event of Default described in Section 14.01(c) or 14.01(d) or any Default described in Section 14.01(e) unless a Responsible Officer assigned to and working in the

Trustee’s Corporate Trust Office has actual knowledge thereof or unless written notice from the Issuer or any Holder of any event which is in fact such an Event of Default is received by the Trustee at the Corporate Trust Office, and such notice references the Bonds generally, the Issuer, any Trust Estate or this Indenture and specifies the nature of the Event of Default.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that the Trustee shall not refuse or fail to perform any of its duties hereunder solely as a result of nonpayment of its normal fees and expenses and further provided that nothing in this Section 13.01(e) shall be construed to limit the exercise by the Trustee of any right or remedy permitted under this Indenture or otherwise in the event of the Issuer’s failure to pay the Trustee’s fees and expenses pursuant to Section 13.07. In determining that such repayment or indemnity is not reasonably assured to it, the Trustee must consider not only the likelihood of repayment or indemnity by or on behalf of the Issuer but also the likelihood of repayment or indemnity from amounts payable to it from the applicable Trust Estate pursuant to Sections 7.01 and 13.07.

(f) Notwithstanding any extinguishment of all right, title and interest of the Issuer in and to the Trust Estate following a Default and a consequent declaration of acceleration of the Maturity of the Bonds, whether such extinguishment occurs through a sale of the Trust Estate to another Person, the acquisition of the Trust Estate by the Trustee or otherwise, the rights, powers and duties of the Trustee with respect to the Trust Estate (or the proceeds thereof) and the Holders of the Bonds and the rights of the Bondholders shall continue to be governed by the terms of this Indenture.

Section 13.02. Notice of Default.

(a) Notwithstanding anything herein to the contrary, the Trustee shall not be required to take notice, or be deemed to have notice, of any Default or Event of Default hereunder except for Events of Default described in Sections 14.01(a) and (b) unless a Responsible Officer of the Trustee shall be notified in writing of the Default or Event of Default, Specifying the nature of the Default or Event of Default, by the Issuer or any Holder, or by a judicial order delivered to the Responsible Officer of the Trustee or, unless a Responsible Officer of the Trustee shall have actual knowledge of any Default or Event of Default.

(b) Within ten (10) Business Days after receipt of notice of any Event of Default hereunder, the Trustee shall transmit by registered class mail to the Issuer and all Holders of Bonds, as their names and addresses appear on the Bond Register, a notice of such Event of…

Section 13.03. Rights of Trustee.

(a)

(b)

(c)

(d)

(e)

(f)

(g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through, and may consult with as necessary to carry out its obligations hereunder, agents or attorneys including Counsel to the Trustee, certified public accountants and recognized authorities in their fields (who are not employees of the Trustee) and the Trustee shall not be responsible for any misconduct or negligence on the part of any such persons appointed with due care by it hereunder;

(h) The Trustee Shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect to the premises; and

(i) Notwithstanding anything elsewhere in this Indenture with respect to the authentication of any Bonds, the withdrawal of any cash, the release of any property or any action whatsoever within the purview of this Indenture, the Trustee shall have the right, but shall not be required, to demand any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that by the terms hereof required as a condition of such action, deemed desirable by the Trustee for the purpose of establishing the right of the Issuer to the authentication of any Bonds, the withdrawal of any cash or the taking of any other action by the Trustee.

Section 13.04. Not Responsible for Recitals or Issuance of Bonds.

The recitals contained herein and in the Bonds, except the certificates of authentication on the Bonds, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness or the accuracy or the completeness of any of the information contained therein. The Trustee makes no representations with respect to any Trust Estate or as to the validity or sufficiency of the Trust Estate, this Indenture or of the Bonds. The Trustee shall not be accountable for the use or application by the Issuer of Bonds or the proceeds thereof or any money paid to the Issuer pursuant to the provisions hereof.

Section 13.05. May Hold Bonds.

The Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Bonds and, subject to Sections 13.08, 13.09 and 13.13, may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee or such other agent. The Trustee and officers and agents of the Trustee also may engage in or be interested in any financial or other transaction with the Issuer; provided, however, that if the Trustee determines, in its sole discretion, that any such relationship is in conflict with its duties under this Indenture, it shall eliminate the conflict or resign as Trustee.

Section 13.06. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by this Indenture or by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

Section 13.07. Compensation and Reimbursement.

(a) The Issuer agrees as follows:

(i) subject to any separate written agreement with the Trustee, to pay the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence, willful misconduct, or bad faith; and

(iii) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct, or bad faith on the Trustee’s part, arising out of, or in connection with, the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, provided that:

(A) with respect to any such claim, the Trustee shall have given the Issuer written notice thereof as promptly as practical after the Trustee shall have written knowledge thereof;

(B) while maintaining absolute control over its own defense, the Trustee shall cooperate and consult fully with the Issuer in preparing such defense; and

(C) notwithstanding anything to the contrary in this Section 13.07(a)(iii), the Issuer shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Issuer, which shall not be unreasonably withheld or delayed.

The obligations of the Issuer under this Section 13.07 (a) shall survive the termination of the Trust and the resignation or removal of the Trustee.

(b) As security for the performance of the obligations of the Issuer under this Section 13.07, the Trustee shall have a lien subordinate to the lien of the Bondholders with respect to which any claim of the Trustee under this Section 13.07 arose upon all property and funds held or collected as part of the Trust Estate by the Trustee in its capacity as such. The Trustee shall not institute any Proceeding seeking the enforcement of such lien against any Trust Estate unless (i) such Proceeding is in connection with a Proceeding in accordance with Article XIV to enforce the lien of this Indenture for the benefit of the Holders of Bonds secured by the Trust Estate after the occurrence of an Event of Default (other than an Event of Default arising solely from the Issuer’s failure to pay amounts due the Trustee under this Section 13.07) and a resulting declaration of acceleration of maturity of the Bonds which has not been rescinded and annulled, or (ii) such Proceeding does not seek a sale or other disposition of such Trust Estate.

(c) The Trustee agrees that it shall not take any action to cause the Issuer to be declared insolvent or to have a receiver of the Issuer appointed by reason of the nonpayment of the fees and expenses of the Trustee until the later of (i) ninety-one (91) days after the payment in full of all Bonds issued under this Indenture and (ii) one (1) day plus the number of days in the longest applicable avoidable preference period, if any, under the laws of the State of New York after the payment in full of all the Bonds issued under this Indenture.

Section 13.08. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state or of the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least one million dollars ($1, 000, 000), subject to supervision or examination by Federal or State authority and having an office within the United States of America. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 13.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 13.08, it shall resign immediately in the manner and with the effect hereinafter specified in this Article XIII.

Section 13.09. Disqualification; Conflicting Interest.

(a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section 13.09, it shall, within ninety (90) days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect hereinafter specified in this Article XIII.

(b) In the event that the Trustee shall fail to comply with the provisions of Section 13.09(a), the Trustee shall, within ten (10) days after the expiration of such ninety (90) day period, transmit by registered mail to all Bondholders, as their names and addresses appear on the Bond Register, notice of such failure.

(c) For the purpose of this Section 13.09, the Trustee shall be deemed to have a conflicting interest if:

(i) the Trustee or any of its directors or executive officers is an obligor upon the Bonds or an underwriter for the Issuer;

(ii) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under the direct or indirect common control with the Issuer or an underwriter for the Issuer; or

(iii) any director, officer or employee of the Trustee is also a director, officer or employee of the Issuer or any Affiliate of the Issuer.

Section 13.10. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article XIII shall become effective until the acceptance of appointment by the successor Trustee under Section 13.11 and acceptance by such successor Trustee of the rights of the Trustee under this Indenture.

(b) The Trustee may resign at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by act of the Issuer or Act of the Bondholders representing more than fifty percent (50%) of the then Aggregate Outstanding Principal Amount of the Bonds, delivered to the Trustee and to the Issuer.

(d) If at any time:

(i) the Trustee shall have a conflicting interest prohibited by Section 13.09 and shall fail to resign or eliminate such conflicting interest in accordance with Section 13.09 after written request therefor by the Issuer or by any Bondholder;

(ii) the Trustee shall cease to be eligible under Section 13.08; or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (a) the Issuer by an Issuer Order may remove the Trustee, or (b) subject to Section 14.17, any Bondholder who has been a bona fide Holder of a Bond for at least six (6) months (or since the Closing Date) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting; or if a vacancy shall occur in the office of the Trustee for any cause, the Issuer by an Issuer Order shall promptly appoint a successor Trustee. If within one year after such resignation, removal or incapacity or the occurrence of such vacancy the Issuer shall not have appointed a successor Trustee, such Trustee shall be appointed by Act of the Bondholders of Bonds representing more than fifty percent (50%) of the Aggregate Outstanding Principal Amount of the Bonds delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or Bondholders and shall have accepted appointment in the manner hereinafter provided, any Bondholder who has been a bona fide Holder of a Bond for at least six (6) months (or since the Closing Date) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders as their names and addresses appear on the Bond Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

(g) Any successor Trustee must be approved by the Issuer.

(h) Upon the resignation and removal of the Trustee, the Issuer shall discharge the Trustee and release the Trustee from all claims and liabilities incurred by the Trustee subject to the limitations set forth in Section 13.07(a)(iii).

Section 13.11. Acceptance of Appointment by Successor.

(a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. Notwithstanding the foregoing, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject nevertheless to its lien, if any, for compensation and reimbursement provided for in Section 13.07. Upon request of any such successor Trustee, the Issuer shall execute and deliver any and all instruments for more fully vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(b) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article XIII.

Section 13.12. Merger, Consolidation or Succession to Business of Trustee.

Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including an express assumption of the obligations of the Trustee under this Indenture), shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article XIII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Bonds have been authenticated, but not delivered, by the Trustee then in office, any successor by merger or consolidation to such authenticating Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Trustee had authenticated such Bonds. Upon request of any such successor Trustee, the Issuer shall execute and deliver any and all instruments for more fully vesting in and confirming to such successor Trustee all such rights, powers and trust.

Section 13.13. Right of Trustee To Pay Taxes and Other Charges.

In case any tax, assessment, governmental or other charge upon any part of the Collateral is not paid as required herein, the Trustee may pay such tax, assessment, governmental or other charge, without prejudice, however, to any rights of the Trustee or the Holders arising in consequence of such failure; and any amount at any time so paid under this Section 13.13, with interest thereon from the date of payment at the rate determined by the Trustee, shall become so much additional indebtedness secured by this Indenture, and the same shall be given a preference in payment over any of the Bonds, and shall be paid out of the proceeds or revenues collected from the Collateral, if not otherwise caused to be paid; but the Trustee shall not be under any obligation to make any such payment unless it shall have been requested to, do so by the Holders of at least twenty-five percent (25%) of the then Aggregate Outstanding Principal Amount of the Bonds and shall have been provided with adequate funds for the purpose of such payment.

Section 13.14. Co-Trustees and Separate Trustees.

(a) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the law of the State of New York) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on the occurrence of a Default or Event of Default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein or therein granted to the Trustee or hold title to the properties, in trust, as herein Granted, or take any other action which may be desirable or necessary in connection therewith, the Trustee may appoint, with notice to the Bondholders, an additional individual or institution as a separate or Co-Trustee, in which event each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or Co-Trustee, and every covenant arid obligation necessary to the exercise thereof by such separate or Co-Trustee shall run to and be enforceable by either of them.

(b) Should any deed, conveyance or instrument in writing from the Issuer be required by the separate or Co-Trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate or Co-Trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or Co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new Co-Trustee or successor to such separate or Co-Trustee. Any Co-Trustee previously appointed by the

Trustee pursuant to this Section 13.14 may be removed by the Trustee, or by the Bondholders to the same extent they may remove the Trustee pursuant to Section 13.10, in which case all powers, rights and remedies vested in the Co-Trustee shall again vest in the Trustee as if no such appointment of a Co-Trustee had been made.

Section 13.15. Withholding Taxes.

Whenever it is acting as a paying agent for the Bonds, the Trustee shall comply with all requirements of the Code, and all regulations thereunder, with respect to the withholding from any payments made on such Bonds of any withholding taxes imposed thereon and with respect to any reporting requirements in connection therewith. Amounts properly withheld under the Code by any Person from any payment to any Holders of interest and/or principal shall be considered as having been paid by the Issuer to such Holder for all purposes of this Indenture.

Section 13.16. Actions of Trustee.

The Trustee shall not take any affirmative actions which will impair the interests of the Bondholders in the Collateral.

Section 13.17. Construction of Indenture.

The Trustee may construe any of the provisions of this Indenture insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and such construction by the Trustee of any such provisions hereof in good faith shall be binding upon the Issuer and the Holders.

ARTICLE XIV

DEFAULTS AND REMEDIES

Section 14.01. Events of Default.

An “Event of Default,” wherever used herein means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) The failure to pay any interest upon a Bond when same becomes due and payable; and such default or failure shall continue for a period of thirty (30) days or more; or

(b) The failure to pay any principal of or Redemption Price for a Bond when the same becomes due and payable; or

(c) The entry of a decree or order by a court having jurisdiction in respect of the Issuer adjudging the Issuer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect to the Federal Bankruptcy Code or any other, present or future, applicable federal or state now or hereafter in effect, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order or appointment unstayed and in effect for a period of sixty (60) consecutive days; or

(d) The commencement by the Issuer of a proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings again it, or the filing by it of a petition or answer or consent seeking relief under the Federal Bankruptcy Code or any other similar applicable federal or state law, as now in effect, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Issuer or of any substantial part of its property or the making by it of a general assignment for the benefit of creditors in connection therewith, or its inability to pay its debts generally as they become due or the taking of corporate action by the Issuer in furtherance of any such action; or

(e) The breach or default by the Issuer in the due observance or performance of any other of its material covenants in this Indenture or the breach by the Issuer of any material representation or warranty of the Issuer made in this Indenture or any certificate or other writing delivered pursuant hereto or in connection herewith with respect to the Bonds which breach or default shall not have been cured or, in the case of a misrepresentation or breach of warranty, the circumstance or condition shall not have been eliminated, within thirty (30) days after written notice thereof shall have been given, by registered or certified mail, to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of Bonds representing at least a majority of the Aggregate Outstanding Principal Amount of the Bonds, unless the Trustee, or the Trustee and the Bondholders, representing not less than a majority of the Aggregate Outstanding Principal Amount of Bonds which requested such notice, as the case may be, shall agree, in writing, to an extension of such period prior to its expiration; or

(f) The issuance of an order of a court or other body that invalidates, subordinates or challenges the lien of this Indenture against the Collateral, which becomes final.

Section 14.02. Actions on Default.

(a) If an Event of Default occurs and is continuing, the Trustee may, and if directed to do so by the Holders representing more than fifty percent (50%) of the then Aggregate Outstanding Principal Amount of the Bonds the Trustee shall, declare the principal amount of all Bonds to be immediately due and payable, by notice in writing to the Issuer (and to the Trustee if given by Bondholders representing more than fifty percent (50%) of the then Aggregate Outstanding Principal Amount of the Bonds) and, upon any such declaration, such Bonds, in an amount equal to the unpaid principal amount of such Bonds, together with accrued and unpaid interest thereon, to the date of such acceleration, if any, shall become immediately due and payable. Such declaration, however, shall not in and of itself require the Trustee to make any distributions under Section 14.09. In addition, upon such declaration the Trustee may, and upon direction by the Holders as provided in Section 14.15 hereof, the Trustee shall, subject to Section 13.01(a), exercise all other rights granted to it hereunder or such of those rights as may be specified by the direction of such Bondholders; provided, however, that nothing herein shall obligate the Trustee to advance its own funds. All monies received by the Trustee as a result of actions taken by reason of an Event of Default shall be applied in accordance with Article VII hereof, except for monies received upon a sale of the Collateral following a declaration of acceleration of the principal amount of the Bonds, which money shall be applied as provided in Section 14.09 hereof.

(b) The provisions of the preceding paragraph are subject to the condition that, at any time after a declaration of acceleration of the principal amount of the Bonds has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders representing more than fifty percent (50%) of the then Aggregate Outstanding Principal Amount of the Bonds, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i) The Issuer has paid to or caused to be deposited with the Trustee a sum sufficient to pay:

(A) all overdue installments of interest on all Bonds;

(B) the principal of any Bonds which has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by such Bonds to the date of payment;

(C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the Bonds at the rate borne by such Bonds to the date of payment; and,

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, fees, expenses, disbursements and advances of the trustee, its agents and counsel.

(ii) All Defaults and Events of Default then continuing, other than the nonpayment of the principal of the Bonds which have become due solely by such acceleration, have been cured or waived as provided in Section 14.16.

(c) No such rescission and amendment shall extend to or affect any subsequent Event of Default or impair any right or remedy consequent thereon.

Section 14.03. Suits for Enforcement by Trustee.

Upon the occurrence and continuance of any Event of Default, then and in every such case the Trustee may, subject to the provisions of Section 14.15 hereof, in its discretion, proceed to protect and enforce its rights and the rights of the Bondholders by such appropriate Proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power Granted herein or therein, or to enforce any other proper remedy.

Section 14.04. Other Remedies; Limitation on Remedies; Sale of Collateral.

(a) Subject to Sections 14.04(b), 14.06 and 14.15, if an Event of Default shall have occurred and be continuing in respect to the Bonds and the Bonds have been declared due and payable and such declaration and its consequences have not been rescinded or annulled, the Trustee, in addition to those actions permitted and authorized by Section 14.02 and 14.03, may do one or more of the following:

(i) institute Proceedings for the collection of all amounts then due and payable on the Bonds under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Trust Estate or Collateral securing the Bonds monies adjudged due and payable;

(ii) sell the Trust Estate or Collateral securing the Bonds or any portion thereof or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law or this Indenture;

(iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate or Collateral securing the Bonds;

(iv) by action or suit in equity require the Issuer to account as if it were the trustee of an express trust for the Bondholders;

(v) by action or suit in equity enjoin any acts which may be unlawful or in violation of the rights of the Bondholders;

(vi) exercise any remedies it may have as the secured party hereunder or under the UCC or otherwise and take any other appropriate action to protect and enforce the rights and remedies of the Trustee or the Holders of the Bonds; and

(vii) exercise all other rights granted to the Trustee hereunder or by law.

(b) The power to effect any sale of any portion of the Trust Estate or Collateral pursuant and subject to this Section 14.04 is also subject to Section 14.06 and shall not be exhausted by any one or more sales as to any portion of such Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate or Collateral shall have been sold or all amounts payable on the Bonds secured under this Indenture shall have been paid. The Trustee may from time to time postpone any public sale by public announcement made at the time and place of such sale. The Trustee hereby expressly waives its right to any amount fixed by law as compensation for any sale, and shall receive in lieu thereof, the compensation provided by Article XIII hereof.

(c) To the extent permitted by law, the Trustee shall not in any private sale sell or otherwise dispose of the Trust Estate, or any portion thereof, securing the Bonds which have been declared due and payable following an Event of Default, unless:

(i) the Holders representing more than fifty percent (50%) of the then Aggregate Outstanding Principal Amount of the Bonds consent to, or direct the Trustee to make such sale,

(ii) the proceeds of such sale would be not less than the entire amount which would be distributable to the Holders of the Bonds, in full payment thereof in accordance with Section 14.09, and be sufficient to pay the sums due the Trustee hereunder on the Payment Date next succeeding the date of such sale, or

(iii) the Trustee determines, in its sole discretion, that the conditions for retention of such Trust Estate set forth in Section 14.06(a)(i) and (iii) cannot be satisfied (in making any such determination, the Trustee may obtain and rely upon an opinion of an Independent investment banking firm as provided in Section 14.06(b)), and the Holders of Bonds representing at least two-thirds (66-2/3%) of the then Aggregate Outstanding Principal Amount of the Bonds consent to such sale.

(d) Upon a declaration of acceleration as provided in Section 14.02, but subject to the provisions of Sections 14.04(b) and 14.06, by notice in writing to the Issuer, the Trustee may, subject to applicable state and federal law, sell the Collateral assigned as security hereunder, in whole or in part, through one or more public or private sales, in such manner as the Trustee in its sole discretion deems appropriate. The Collateral may be sold in its entirety, in one transaction, in portions or from time to time as the Trustee deems appropriate; provided, however, that at such time as the Trustee receives proceeds from the sale of Collateral, net of all costs and expenses in connection therewith, in an amount equal to the Aggregate Outstanding Principal Amount of the Bonds plus accrued interest thereon to a date sixty (60) days after it has received such proceeds, it need not, but may, make further sales of the Collateral. Nothing in the preceding sentence however, shall be construed as limiting or restricting the Trustee’s right to sell the Collateral and/ or collect proceeds from such sales in an amount in excess of such amount. The Trustee shall give the Issuer twenty (20) days’ written notice of any proposed sale or other disposition of the Collateral, with a copy thereof to be delivered to each Holder. The Trustee shall use reasonable efforts to complete any sale of the Collateral in a timely fashion. Proceeds from such sale shall be applied by the Trustee in accordance with Section 15.09. In addition, the Trustee is hereby authorized and empowered to execute and deliver on behalf of the Issuer as its attorney-in-fact, or otherwise, any and all documents or instruments and to do or accomplish all acts or things that are necessary or appropriate to effect the sale of the Collateral.

(e) The Issuer and the Trustee acknowledge that the Trustee may be unable to effect a sale to the public of all or any part of the Collateral by reason of certain prohibitions or restrictions in federal or state laws and regulations, and therefore may be compelled to resort to one or more sales to a restricted group of purchasers in a negotiated sale. The Issuer and the Trustee also acknowledge that a negotiated sale may not provide for maximum realization on the value of the Collateral. The Issuer agrees that any sale.so made may be at prices and terms less favorable than if the Collateral were sold to the public. The Issuer agrees that such negotiated sales, whether for cash or credit, made under the foregoing circumstances shall not be deemed for that reason to have been made in a commercially unreasonable manner; provided, however, that the Trustee shall have used reasonable efforts to obtain the best price from the sale of the Collateral consistent with the need to provide for prompt payment of the Bonds following a declaration of acceleration. The Trustee is authorized to comply with any restriction or limitation as it may be advised by an Opinion of Counsel to the Trustee is necessary or desirable in order to avoid any required approval by any government or regulatory board or officer, and it is agreed that such compliance shall not result in such sale being considered to have been made in a commercially unreasonable manner, nor shall the Trustee be liable or accountable to the Issuer or any Bondholder by reason of the fact that the proceeds obtained at such sale are less than what might otherwise have been obtained, provided the Trustee has met the requirements of this Section 14.04.

(f) The Trustee may bid for and acquire any portion of the Collateral in connection with the public sale thereof and, in lieu of paying cash therefor, may make settlement for the purchase price by paying the net sale price, after deducting therefrom the expenses of the sale and of any Proceedings in connection therewith, into the Trust Estate for application pursuant to Section 14.09. The Bonds need not reproduced in order to complete any such sale or in order for the net sale price to be credited against such Bonds. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law.

(g) All monies received from the sale of Collateral pursuant to this Article XIV, after payment of all fees and expenses in connection therewith, shall be deposited by the Trustee in the Debt Service Fund for application as provided in Section 14.09.

(h) The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of such Trust Estate in connection with a sale thereof;

(i) The Trustee is hereby irrevocably appointed the agent and attorney-in-fact or the Issuer to transfer and convey the Issuer’s interest in any portion of such Trust Estate in connection with a sale thereof, and to take all action necessary to effect such sale; and

(j) No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or determine the application of any monies.

Section 14.05. Other Rights and Remedies.

(a) In addition to its rights and remedies otherwise granted by this Article XIV following an Event of Default, but subject to Sections 14.04(b) and 14.06, the Trustee may exercise all rights and remedies available to a secured party under the UCC and take whatever other action at law or in equity which appears necessary or desirable to collect the amount then due and thereafter to become due under this Indenture or the Collateral, to seek damages, or to enforce performance and observance of any obligation, agreement or covenant of the Issuer under this Indenture or the Bonds. Such actions include, but are not limited to, obtaining the appointment of a receiver, injunction, specific performance and collecting all monies due or payable with respect to Collateral directly from the Persons obligated for such payments.

(b) Notwithstanding anything to the contrary in this Article XIV, if an Event of Default has occurred as a result of an order or judgment arising out of a Proceeding, which order or judgment prevents the application by the Trustee of the proceeds of one or more items of Collateral included in the Trust Estate, as provided in this Indenture, the Trustee may exercise one or more of the remedies set forth in this Article XIV solely with respect to such item of such Collateral.

Section 14.06. Optional Preservation of Trust Estate.

(a) If the Bonds have been declared due and payable following an Event of Default and such acceleration has not been rescinded and annulled, the Trustee may, in its sole discretion and to the extent permitted by applicable law; refrain from selling the Trust Estate securing the Bonds and may apply all distributions and other amounts receivable with respect to such Trust Estate to the payment of the principal of, premium, if any, and interest on the Bonds as and when such principal and interest would have become due pursuant to the terms hereof and of the Bonds if there had not been an acceleration of the maturity of such Bonds, provided that:

(i) the Trustee shall have determined that the distributions and other amounts receivable with respect to the Trust Estate are sufficient to provide the funds required to pay the principal of, premium, if any, and interest on such Bonds as and when such principal and interest would have become due pursuant to the terms hereof and of the Bonds and Trustee fees if there had not been an acceleration of the maturity of such Bonds;

(ii) the Holders of the Bonds shall not have directed the Trustee in accordance with Section 14.15 (subject, however, to Section 14.04) to sell the Trust Estate securing such Bonds;

(iii) the Trustee shall have delivered written notice to the Issuer that it proposes to retain the Trust Estate in satisfaction of the Issuer’s obligations hereunder and either twenty-one (21) days shall have elapsed from the date the notice was sent during which the Issuer shall have failed to object in writing to the Trustee’s taking such action or the Issuer shall have delivered to the Trustee an agreement in writing consenting to the Trustee’s taking such action pursuant to this Section 14.06.

(b) The Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation as to the feasibility of any action proposed to be taken in accordance with subsection (a) of this Section 14.06 and as to the sufficiency of the distributions and other amounts receivable with respect to the Trust Estate securing the Bonds to make the required payments of principal of, premium, if any, and interest on the Bonds, which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(c) Until the conditions of clauses (i) through (ill) of subsection (a) of this Section 14.06 are satisfied with respect to the Bonds that have been declared due and payable following an Event of Default or until the Trustee determines to take the action specified in said subsection (a), all amounts collected by the Trustee with respect to the Bonds pursuant to this Article XIV or otherwise shall be applied in accordance with Section 14.06(a) and thereafter shall be applied in accordance with Section 14.09; provided, however, that if the Trustee shall have acquired the entire Trust Estate securing the Bonds by purchasing it at any public or private sale conducted pursuant to Section 14.04, the Trustee may, in its sole discretion and to the extent permitted by applicable law, apply all distributions and other amounts receivable with respect to such Trust Estate pursuant to Section 14.06(a), if the Trustee determines that the conditions set forth in Section 14.06(a)(i) and (iii) are satisfied and if the Trustee obtains an Opinion of Counsel to the effect that: (i) such Trust Estate will not as a result of such action be deemed an association taxable as a corporation under the Code and (ii) notwithstanding the acquisition of such Trust Estate by the Trustee, the rights, powers and duties of the Trustee with respect to such Trust Estate (or the proceeds thereof) and the related Bondholders, and the respective rights of such Bondholders shall continue to be governed by the terms of this Indenture.

(d) Notwithstanding anything in this Indenture to the contrary, if the Bonds have been declared due and payable, then the Trustee may, in its sole discretion arid to the extent permitted by applicable law, retain the Trust Estate securing the Bonds without compliance with this Section 14.06 and apply all distributions and other amounts receivable with respect to such Trust. Estate to the payment of principal, premium, if any, and interest on the Bonds as and when such principal and interest would have become due pursuant to the terms hereof and of the Bonds if there had not been an acceleration of the maturity of the Bonds; provided, however, that if the Trustee is unable to make the determination required by Section 14.06 (a) (i), in respect of which determination the Trustee may act pursuant to Section 14.06{b), any money held or collected by the Trustee with respect to the Bonds shall be applied pursuant to Section 14.09.

Section 14.07. Trustee May File Proofs of Claim.

(a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, composition or other judicial Proceeding relative to the Trust Estate, the Issuer, or any other obligor upon any of the Bonds or the property of the Trust or of such other obligor or their creditors, the Trustee (irrespective of whether the Bonds shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of any overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, to:

(i) file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Bonds issued hereunder and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, which shall constitute administrative expense in any such Proceeding) and of the Bondholders allowed in such Proceedings,

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Bonds in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or person performing similar functions in comparable Proceedings, and

(iii) collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any receiver, assignee, trustee, liquidator, or sequestrator (or other similar official) in any such Proceeding is hereby authorized by each Bondholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Bondholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 13.07.

(b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Bondholder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder thereof, or to authorize the Trustee to vote in respect to the claim of any Bondholder in any such Proceeding.

Section 14.08. Trustee May Enforce Claims Without Possession of Bonds.

All rights of action and claims under this Indenture or the Bonds may be prosecuted and enforced by the Trustee without the possession of any of the Bonds or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable expenses, disbursements and advances of the Trustee, its agents and Counsel, be for the ratable benefit of the Holders of the Bonds in respect to which such judgment has been recovered. In any Proceedings brought by the Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Bonds parties to any such Proceedings.

Section 14.09. Application of Monies.

(a) Any monies on deposit and held by the Trustee with respect to the Bonds, pursuant to this Indenture, including monies collected pursuant to a sale or other disposition of the Collateral and monies to be collected pursuant to Section 14.04 and the net amounts recovered pursuant to Section 14.08, but not including monies received pursuant to Section 14.06 (which shall be applied as provided in Article VII) shall be applied in the following order, at the date or dates fixed by the Trustee:

FIRST: To the payment of all amounts due the Trustee under Section 13.07 and any other Administrative Expenses due and payable;

SECOND: To the payment of interest on the Outstanding Bonds at the Bond Interest Rate, and, to the extent permitted by law, interest on overdue interest on the Bonds, at the Bond Interest Rate, ratably, without preference or priority of any kind among Holders of Bonds;

THIRD: To the payment of principal and premium, if any, of the Outstanding Bonds, ratably, without preference or priority of any kind among Holders of Bonds;

FOURTH: To the Issuer, all remaining funds, if any, or any other person legally entitled thereto.

(b) Whenever monies are to be applied pursuant to the provisions of this Section 14.09, such monies shall be applied at such times and from time to time as the Trustee shall determine, having due regard to the amount of such monies available for application and the likelihood of additional monies becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date which shall be a Payment Date (unless it shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal and interest to be paid on such date shall cease to accrue. The Trustee shall give notice of the deposit with it of any such monies and of the fixing of any such date by mail to all Bondholders and shall not be required to make payment to any Bondholders until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

Section 14.10. Limitation on Suits.

No Holder of any Bond shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture; or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i) such Holder or Holders have previously filed written notice with the Trustee of a continuing Event of Default and such notice specifies the nature of Default;

(ii) the Holder or Holders representing more than fifty percent (50%) of the then Aggregate Outstanding Principal Amount of the Bonds shall have filed a written request with the Trustee to institute Proceedings in respect to such Event of Default in its own name as Trustee hereunder;

(iii) such Holder or Holders have offered to the Trustee reasonable indemnity and security against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv) the Trustee for thirty (30) days after receipt of such notice, request and offer of indemnity and security by a Responsible Officer has failed to institute any such Proceeding; and

(v) no direction inconsistent with such written request has been given to the Trustee during such thirty (30) day period by the Holder or Holders representing more than fifty percent (50%) of the then Aggregate Outstanding Principal Amount of the Bonds;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the maimer herein provided and for the equal and ratable benefit of all the Holders of the Bonds.

Section 14.11. Unconditional Rights of Bondholders To Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Bond shall have the right permitted by applicable law, which right is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest on such Bond on the respective dates and as and when such payments are due (or, in the case of any Bond called for partial Redemption) and to institute suit for enforcement, subject to the terms of this Indenture, of any such payment, and such right shall not be impaired or affected without the consent of such Holder.

Section 14.12. Restoration of Rights and Remedies.

If the Trustee or any Bondholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Bondholder, then and in every such case the Issuer, the Trustee and the Bondholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former legal positions hereunder, and thereafter all rights and remedies granted herein to the Trustee and the Bondholders shall continue as though no such Proceeding had been instituted.

Section 14.13. Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Bondholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 14.14. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Bond to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article XIV or by law to the Trustee or to the Bondholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Bondholders, as the case may be.

Section 14.15. Control by Bondholders.

With respect to acceleration of the principal amount of the Bonds, the Holders of Bonds representing more than fifty percent (50%) of the then Aggregate Outstanding Principal Amount of the Bonds shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee hereunder or exercising any trust or power conferred on the Trustee; provided that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture; and

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; provided, however, that, subject to Section 13.01, the Trustee need not take any action which it determines might involve it in liability or be unjustly prejudicial to the Bondholders not consenting thereto.

Section 14.16. Waiver of Past Defaults.

The Holders of Bonds representing more than fifty percent (50%) of the then Aggregate Outstanding Principal Amount of the Bonds may waive, on behalf of the Holders of all the Bonds, any past Default hereunder and its consequences, except a Default:

(a) in the payment of the principal of or interest on any Bond, or Trustee’s fees and expenses;

(b) in respect to a covenant or provision hereof which, under Section 15.02, cannot be modified or amended without the consent of the Holder of each Outstanding Bond affected; or

(c) in actions which deprive the Trustee or any Holder of a lien upon any of the Collateral or the Trust Estate.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 14.17. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Bond by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may, in its discretion, assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the Trustee shall not be required to pay any such costs of another party litigant unless the Trustee is found by the court to have acted in a manner imposing liability upon the Trustee under Section 13.01(c); and, provided further, that the provisions of this Section 14.17 shall not apply to any Bondholder, or group of Bondholders; holding in the aggregate more than fifty percent (50%) of the Aggregate Outstanding Principal Amount of the Bonds, or to any suit instituted by any Bondholder for the enforcement of the payment of the principal of, premium, if any, or interest on any Bond on or after the respective maturities or Payment Dates expressed in such Bond (or, in the case of any Bond called for Redemption, on or after the applicable Redemption Date).

Section 14.18. Waiver of Stay or Extension Law.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants in, or the performance of, this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein or therein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 14.19. Action on Bonds.

The Trustee’s right to seek and recover judgment on the Bonds or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Bondholders shall be impaired by the recovery of any judgment by the Trustee or by the levy of any execution under such judgment upon any portion of the Trust Estate or the Collateral.

Section 14.20. Trust Estate.

(a) The Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property or Collateral from the lien of this Indenture, or convey the Trustee’s interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Trustee as provided in this Article XIV shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or determine the application of any monies.

(b) The Trustee shall, at such time as all the conditions to the satisfaction and discharge of this Indenture required to be fulfilled under Section 10.01 with respect to all the Bonds have been fulfilled, release the Trust Estate and Collateral securing such Bonds from the lien of this Indenture.

Section 14.21. Opinion Of Counsel.

In connection with any action to be taken pursuant to this Article XIV, the Trustee shall also be entitled to request, if deemed reasonably necessary by the Trustee, and to rely upon, an Opinion of Counsel, in form and substance satisfactory to the Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that such action will not materially and adversely impair the security for the Bonds or the rights of the Bondholders in contravention of the provisions of this Indenture.

ARTICLE XV

SUPPLEMENTAL INDENTURES

Section 15.01. Supplemental Indenture Without Consent of Bondholders.

Without the consent of the Holder of any Bonds, the Issuer and, when authorized by an Issuer Order, the Trustee, at any time and from time to time, may enter into one or more Supplements hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(b) to grant any property to the Trustee;

(c) to evidence the succession of another Person to the Issuer, and the assumption by any such successor of the covenants, representations and warranties of the Issuer herein and in the Bonds contained;

(d) to add to the covenants of the Issuer, for the benefit of the Holders of all Bonds, or to surrender any right or power herein conferred upon the Issuer;

(e) to cure any ambiguity, to correct or supplement any provision herein, or in any Supplement which may be defective or inconsistent with any other provision herein, or in any Supplement, or to add or amend any other provisions with respect to matters or questions arising under this Indenture, which shall not be inconsistent with the provisions of this Indenture; provided that such action shall not adversely affect the interests of the Holders of the Bonds; or

(f) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary and required to effect the qualification of this Indenture under TIA or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly required by TIA.

Section 15.02. Supplemental Indenture With Consent of Bondholders.

(a) With the consent of the Holders representing not less than two-thirds (66-2/3%) of then Aggregate Outstanding Principal Amount of the Bonds, by Act of said Holders and the consent of the Issuer, when authorized by an Issuer Order, the Trustee may enter into one or more Supplements hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such Supplement shall, without the consent of the Holder of each Outstanding Bond affected thereby:

(i) change the Stated Maturity or Redemption provisions of any Bond, or reduce the principal amount thereof or the rate of interest thereon or change any place of payment where, or the coin or currency in which, any Bond or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of Redemption, on or after the applicable Redemption Date);

(ii) reduce the percentage of the then Aggregate Outstanding Principal Amount of the Bonds, the consent of the Holders of which is required for any such Supplement, or the consent of the Holders of which is required for any waiver of compliance with provisions of this Indenture or Defaults hereunder and their consequences provided for in this Indenture;

(iii) modify any of the provisions of Section 14.15 or Section 14.16, except to increase any percentage specified therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Bond affected thereby;

(iv) modify or alter the provisions of the definition of the term “Outstanding”;

(v) impair or adversely affect the Trust Estate or the Collateral except as otherwise permitted herein;

(vi) change the percentage required to direct the Trustee to sell or liquidate the Trust Estate or Collateral pursuant to Sections 14.04 and 14.06; or

(vii) create any liens on the Collateral ranking prior to or on parity with the lien of the Indenture, or terminate, or deprive a Holder of the security of, the lien of the Indenture on the Collateral.

(b) It shall not be necessary for any Act of Bondholders under this Section 15.02 to approve the particular form of any proposed Supplement, but it shall be sufficient if such Act shall approve the substance thereof.

(c) As promptly as practical after the execution by the Issuer and the Trustee of any Supplement pursuant to this Section 15.02, the Trustee shall mail to the Holders a notice setting forth in general terms the substance of such Supplement. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any Supplement.

Section 15.03. Execution of Supplemental Indentures.

In executing or accepting the additional trusts created by any Supplemental Indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee may request, shall be entitled to receive, and (subject to Section 13.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Supplemental Indenture is authorized and permitted by this Indenture. The Trustee may, but shall not (except to the extent required in the case of a supplemental indenture entered into under Section 15.01(t)) be obligated to, enter into any such Supplement which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 15.04. Effect of Supplemental Indentures.

Upon the execution of any Supplement under this Article XV, this Indenture shall be modified in accordance therewith, and such Supplement shall form a part of this Indenture for all purposes; and every Holder of Bonds theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.,

Section 15.05. Reference in Bonds to Supplemental Indentures.

Bonds authenticated and delivered after the execution of any Supplement pursuant to this Article XV may, and if required by the Issuer shall, bear a notation in form approved by the Trustee as to any matter provided for in such Supplement. If the Issuer shall so determine, new Bonds so modified as to conform, in the opinion of the Issuer, to any such Supplement may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Bonds.

ARTICLE XVI

BONDHOLDERS’ ACTIONS; BONDHOLDERS’ LISTS AND REPORTS

Section 16.01. Exercise or Rights or Trustee and Bondholders Not To Be Hindered or Delayed.

Nothing contained in this Article XVI shall be construed to authorize or permit, by reason of the scheduling by the Issuer, the Trustee or the Bondholders of a meeting of Bondholders or any rights expressly or impliedly conferred hereunder to schedule such a meeting, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Bondholders under any of the provisions of this Indenture or of the Bonds.

Section 16.02. Communications to Bondholders.

(a) The Trustee shall preserve, in as current form as is reasonably practical, the names and addresses of the Holders of Bonds contained in the Bond Register.

(b) If the Holders representing not less than twenty five percent (25%) of the then Aggregate Outstanding Principal Amount of the Bonds (“Applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each Applicant has owned a Bond for a period of at least six (6) months preceding the date of such application, or since the date of the original issuance of the Bonds, and such application states that the Applicants desire to communicate with other Bondholders with respect to the rights under this Indenture or under the Bonds and is accompanied by a copy of the form of proxy or other communication which the Applicants propose to transmit, then the Trustee shall, within five (5) Business Days after the receipt of such application by a Responsible Officer:

(i) afford the Applicants access to the information preserved at that time by the Trustee in accordance with Section 16.02 (a); or

(ii) if release of such information pursuant to clause (i) above would violate any provision of law applicable to the Trustee, inform the Applicants as to the approximate number of Holders of Bonds whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 16.02 (a) and as to the approximate cost of mailing to such Bondholders the form or proxy or other communication, if any, specified in such application.

(c) If the Trustee shall, pursuant to clause (ii) above, not afford the Applicants access to such information, the Trustee shall, upon written request of the Applicants, mail to each Bondholder whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 16.02(a) a copy of the form of proxy or other communication which is specified in such request with reasonable promptness after a tender to the Trustee of the material to be mailed and a payment of the reasonable expenses of mailing as specified by the Trustee pursuant to clause (ii) above.

(d) Every Holder of a Bond, by receiving and holding the same, agrees with the Issuer and Trustee that neither the Issuer nor the Trustee shall be held accountable by reason of disclosure of such information as to the names and addresses of Bondholders in accordance with Section 16.02(b) regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 16.02(b).

Section 16.03. Reports by Trustee.

The Trustee is required to mail within sixty (60) days after December 31 of each year (the “Trustee Annual Report”), commencing in December 1996, to all registered Holders of Bonds a brief report relating to its eligibility and qualifications to continue as the Trustee under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to the Trustee in the Trustee’s individual capacity, the property and funds relating to the Bonds physically held by the Trustee as such, the release, or release and substitution, of any property relating to the Bonds subject to the lien of Indenture, and any action taken by it that materially affects the Bonds or the Collateral for the Bonds and that has not been previously reported.

Section 16.04. Reports by Issuer.

The Issuer shall file or cause to be filed with the Trustee, for mailing to the Bondholders, within fifteen (15) days after its year-end financial statements have been completed which completion shall be within one hundred and twenty days (120) of the end of the Issuer’s fiscal year, financial statements, which need not be audited, containing a balance sheet, income statement, statement of cash flows and notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, and certified by the President and the Chief Financial Officer of the Issuer.

ARTICLE XVII

MISCELLANEOUS

Section 17.01. Compliance Certificates and Opinions.

(a) Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and, if requested by the Trustee, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including one furnished pursuant to specific requirements of this Indenture relating to a particular application or request) shall include:

(i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) at statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 17.02. Form of Documents Delivered to Trustee.

(a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b) Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or Opinion of Counsel, or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an authorized officer or officers of the Issuer, or a Person designated as its agent by the Issuer, stating that the information with respect to such factual matters is in the possession of the Issuer or such Person, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event, such Opinion of Counsel shall be accompanied by a copy of such other counsel’s opinion and shall include a statement to the effect that such counsel believes that such counsel and the Trustee may reasonably rely upon the opinion of such other counsel.

(c) Where any Person is required to make, give or execute two (2) or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one (1) instrument.

(d) Wherever in this Indenture, in connection with any application, or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 13.01.

(e) Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 13.01.

Section 17.03. Acts of Bondholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Bondholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Bondholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 13.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner the Trustee deems sufficient; provided, that any execution acknowledged and certified by a notary public shall be presumptively valid.

(c) The ownership of Bonds shall be proved by the Bond Register, to be maintained by the Trustee as the Bond Registrar.

(d) Any request, demand, authorization; direction, notice, consent, waiver or other action by the Holder of any Bonds shall bind the Holder of every Bond issued upon the registration of transfer thereof or in exchange thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon Bonds.

Section 17.04.Notices to Trustee and Issuer.

Except as otherwise provided in this Indenture, all notices, certificates, requests, demands, authorizations, directions, consents, waivers or other correspondence provided or permitted by this Indenture shall be sufficiently given if delivered by telegraph, telecopy, telex or other similar communications or in writing and delivered in person, or mailed by registered mail, postage prepaid, addressed as follows:

If to the Issuer:	Warren Resources, Inc.
489 Fifth Avenue, 32nd Floor
New York, NY 10017
Attention:	Norman F. Swanton, President

With a Copy to:	Epstein, Becker & Green, P.C.
250 Park Avenue
New York, NY 10177
Attention:	David E. Fleming, Esq.

If to the Trustee:	Continental Stock Transfer & Trust Company
2 Broadway
New York, NY 10004
Attention:	Corporate Trust Department

With a Copy to:	Berlack, Israels & Liberman LLP
120 West 45th Street
New York, NY 10036
Attention:	Jesse R. Meer, Esq.

Any of the foregoing may, by notice given hereunder to each of the others, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent hereunder.

Section 17.05. Notices and Reports to Bondholders; Waiver or Notices

(a) If this Indenture provides for notice to Bondholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if delivered by telegraph, telecopy, telex or other similar communications or in writing and mailed, first-class registered or certified mail, postage prepaid, to each Bondholder affected by such event, at his address as it appears on the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Bondholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Bondholder shall affect the sufficiency of such notice with respect to other Bondholders. Any notice which is given in the manner herein provided shall conclusively be presumed to have been duly given whether or not actually received by such Bondholder.

(b) If this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Bondholders shall be filed with the Trustee, but sue!) filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(c) If regular mail service is suspended as a result of a strike, work stoppage, act of God, or similar activity, the Trustee shall deem it impractical to mail notice of any event to Bondholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 17.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for any meeting of Bondholders. Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 17.07. Effect or Heading and Table or Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 17.08. Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 17.09. Separability.

In case any provision in this Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of

Section 17.10.

Section 17.11.

Section 17.12.

Section 17.13.

Section 17.14.

Section 17.15. Inspection.

The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Trustee, during the Issuer’s normal business hours, to examine all of the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent Accountants selected by the Trustee, and to discuss its affairs, finances and accounts with its officers, employees and Independent Accountants (and by this provision the Issuer hereby authorizes its Accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Trustee of any right under this Section shall be borne by the Issuer.

Section 17.16. Alternate Payment Provisions.

Notwithstanding any provision of this Indenture or of any of the Bonds to the contrary, the Issuer may enter into any agreement with the relevant paying agent and any Bondholder providing for a method of payment by such paying agent to such Holder that is different from the methods provided for in this Indenture for such payment. The Issuer will furnish to the paying agent a copy of each such agreement and the paying agent will cause payments to be made in accordance with such agreements. Such agreements, however, shall not be binding upon any successor paying agent without the prior written consent of such successor paying agent.

Section 17.17. Usury.

The amount of interest payable or paid on any Bond under the terms of this Indenture shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the United States or the State of New York (whichever shall permit the higher rate), which could lawfully be contracted for, charged or received (the “Highest Lawful Rate”). In the event any payment of interest on any Bond exceeds the Highest Lawful Rate, the Issuer stipulates that such excess amount will be deemed to have been paid as a result of an error on the part of both the Trustee, acting on behalf of the Bondholder, and the Issuer , and the Holder receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Issuer or the Trustee, refund the amount of such excess or, at the option of the Trustee, apply the excess to the payment of principal of such Bond, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Trustee for the benefit of Bondholders for the use, forbearance or detention of money shall, to the extent permitted by applicable law and subject to the terms thereof, be amortized, prorated, allocated and spread through the full term of such Bonds.

IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Indenture to be duly executed by their respective officers thereunto duly authorized and duly attested, to be hereunto affixed, as of the day and year first above written.

WARREN RESOURCES, INC., Issuer
ATTEST:
	By:	/s/ Timothy A. Larkin
/s/ David E. Fleming		Timothy A. Larkin
	Title:	Vice President and Chief Financial Officer

ATTEST:	CONTINENTAL STOCK TRANSFER & TRUST COMPANY, Trustee

	By:	/s/ Henry Drews
/s/ Illegible	Title:	Vice President

STATE OF New York	)
) ss.:
COUNTY OF New York	)

Before me, a Notary Public in and for said State and County, duly commissioned and qualified, personally appeared Timothy A. Larkin, to me known (or proved to me on the basis of satisfactory evidence) to be the person described in and who executed the foregoing instrument, who acknowledged that he was the duly elected Vice President and Chief Financial Officer of Warren Resources, Inc., a corporation, and that he executed the foregoing instrument on behalf of such corporation, being duly authorized to do so.

WITNESS my hand and Notarial Seal at office this 18 day of February, 1998.

/s/ Jesse R. Meer
Notary Public

My Commission Expires:	March 30, 1998

STATE OF New York	)
) ss.:
COUNTY OF New York	)

Before me, a Notary Public in and for said State and County, duly commissioned and qualified, personally appeared Henry Drews, to me known (or proved to me on the basis of satisfactory evidence) to be the person described in and who executed the foregoing instrument, who acknowledged that he was the duly elected                      of Continental Stock Transfer & Trust Company, a corporation, and that he executed the foregoing instrument on behalf of such corporation, being duly authorized to do so.

WITNESS my hand and Notarial Seal at office this 18 day of February, 1998.

/s/ Jesse R. Meer
Notary Public

My Commission Expires:	March 30, 1998

EXHIBIT A

WARREN RESOURCES, INC.

12% SECURED CONVERTIBLE BOND due December 31, 2022

$1,928,500	February 1, 1998

WARREN RESOURCES, INC., a New York corporation (the “Issuer”), for value received, hereby promises to pay to OIL TECHNOLOGY FUND-1993C, L.P. or registered assigns (the “Holder”) on or before December 31, 2022, the principal sum of $1,928,500, in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts, and to pay interest on the principal amount outstanding under this Bond from this date, at the rate of twelve percent (12%) per annum, in like coin or currency, monthly on the first day of each month commencing on the first month following the date of this Bond, until such principal amount has been paid to the Holder hereof as shown in the Issuer’s records, without presentment or demand.

The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Bond is registered at the close of business on the Record Date for such Interest Payment Date, which shall be the 15th day (whether or not a Business Day) as the case may be, next preceding such Interest Payment Date. Payment of the principal of and Interest on this Bond will be made at the office or agency of the Trustee maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer, payment of Interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Bond Register. Interest shall be computed on the basis of a 360-day year and shall accrue from the date of authentication of the originally issued Bond represented by this certificate.

1. THE BOND EVIDENCED OR CONSTITUTED HEREBY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH BOND OR THE UNDERLYING COMMON STOCK ISSUABLE UPON CONVERSION OF THE BOND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT OR APPLICABLE STATE LAW HAVE BEEN COMPLIED WITH OR UNLESS THE ISSUER HAS RECEIVED AN OPINION OF ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

2. This Bond is one of a duly authorized issue of Bonds of the Issuer designated as its 12% Secured Convertible Bonds due December 31, 2022 (herein called the “Bonds”), limited in aggregate principal amount of $7,500,000 issued and to be issued under an indenture dated as of February 1, 1998 (herein called the “Indenture”), between the Issuer and Continental Stock Transfer & Trust Company as Trustee thereunder (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all Indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, and the Holders of the Bonds and of the terms upon which the Bonds are, and are to be, authenticated and delivered. All terms used in this Bond which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Exhibit A - 1

3. The rights of Holder to receive the principal sum or any part thereof, and to receive the interest due on this Bond is and shall remain equal in priority to the payment of the principal of and interest on (i) all future obligations and guarantees of the Issuer for money borrowed from any bank, trust company, insurance company or other financial institution engaged in the business of lending money, for which the Issuer is at the time of determination responsible or liable as obligor or guarantor, (ii) all existing or future obligations of the Issuer secured by a lien; mortgage, pledge or other encumbrance against real or personal property of the Issuer, and (iii) any modifications, renewals, extensions or refundings of the foregoing, except for any of such obligations of the Issuer the payment of which is made expressly subordinate and junior to this Bond.

4. As and for a sinking fund for the retirement of the Bonds, as more particularly provided in the Indenture, the Issuer, as long as any of the Bonds shall be outstanding, shall pay to or deposit with the Trustee on or before the date of authentication hereof free and unencumbered zero coupon U.S. Treasury securities maturing on or before December 31, 2022 to secure repayment at the Stated Maturity Date of 100% of the principal amount of the outstanding Bonds. The Indenture also provides that under the circumstances specified therein funds may be deposited with the Trustee or with any paying agent (other than the Issuer) in advance of the maturity or redemption date of any of the Bonds, in trust for the payment or redemption of such Bonds and the Interest due or to become due thereon, and that thereupon all obligations of the Issuer in respect of such Bonds shall cease and be discharged and the Holder thereof shall thereafter be restricted exclusively to such funds for any and all other claims on his part under the Indenture or with respect to such Bonds.

5. The Holder of this Bond may tender to the Trustee this Bond or a portion hereof for repurchase by the Issuer at a price of 100% of principal amount, plus accrued but unpaid interest, commencing on January 1, 2001. The Issuer shall be obligated to repurchase such Bond or Bonds on a first come, first served basis, in any one calendar year in an amount up to 10% of the originally outstanding principal amount of all Bonds issued, commencing with calendar year 2001. If all tenders received by the Trustee on the same Business Day, when added to all prior tenders exceed the annual obligation of the Issuer to honor such tenders, the Trustee shall notify the Issuer of the amount of such tenders, and the Issuer shall (i) agree in writing to honor all such tenders, or (ii) advise the Trustee to pro-rate such tenders. If the Issuer shall not make an election in writing within the period provided, the Trustee shall pro-rate such tenders.

The Trustee shall give notice to the Issuer of all tenders for repurchase within five (5) Business Days after the Trustee’s receipt thereof. Provided that the Issuer shall not have previously repurchased the maximum principal amount of Bonds provided for, the Issuer shall have forty-five (45) days to deposit with the Trustee the principal amount of the Bond, Bonds or part of a Bond tendered for repurchase plus accrued but unpaid interest through and including the date of such deposit, at the time of which deposit the Issuer’s obligation to pay, and the Holder’s right to receive, interest on such principal amount shall cease. Failure of the Issuer to make such a deposit within the time permitted shall be an Event of Default under Article XIV of the Indenture.

Exhibit A - 2

6. The Bonds shall be redeemable in whole or in part at the option of the Issuer at 100% of principal amount plus accrued interest to the Redemption Date upon notice to the Trustee at any time on or after July 1, 1998 upon satisfaction of the following conditions:

(a) The Common Stock issuable upon Conversion of the Bonds shall be the subject of an effective registration statement with the Securities and Exchange Commission;

(b) The Common Stock shall be listed on the NASDAQ system or a national or regional securities exchange, and shall have an average daily trading volume for the ninety (90) trading days prior to the Notice of Redemption of at least one thousand (1,000) shares;

(c) The average bid price for the Common Stock for the ninety (90) trading days prior to the Notice of Redemption (calculated by summing the daily average bid prices and dividing by ninety (90) shall have been at least 133% of the Conversion Rate at the date of the Notice of Redemption;

(d) The average bid price for the Common Stock for the five (5) trading days prior to the Notice of Redemption (calculated by summing the five (5) daily average bid prices and dividing by five (5) shall have been at least 125% of the Conversion Rate at the date of the Notice of Redemption; and

(e) The Issuer shall provide the Trustee with an Officers’ Certificate certifying that all of the foregoing conditions have been satisfied.

Partial redemption shall be made pro rata to all Holders of the Bonds then outstanding, in proportion to the principal amounts of Bonds held by each such Holder. Upon any Redemption, the Holder shall deliver his Bond to the Trustee for notation of partial redemption or cancellation if Redemption is made in full; such delivery shall be made not later than the date fixed for Redemption in the Issuer’s notice thereof. Upon the close of business on such Redemption Date, the conversion privilege of the Bond shall terminate to the extent of the redemption of principal and no further interest shall accrue on the principal portion of the Bond so redeemed. If the Holder shall fail to deliver his Bond to the Trustee upon Redemption, the Issuer may deposit sufficient funds to make the Redemption with the Trustee, whereupon all rights of the Holder with respect to the portion of this Bond so redeemed, other than the right to receive the Redemption Price, shall terminate.

Notice of Redemption shall be given by registered first-class mail, postage prepaid, mailed at least sixty (60) days before the Redemption Date to the Holder of this Bond at his address appearing on the records of the Trustee. The Notice of Redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price,

(3) that on the Redemption Date the Redemption Price will become due and payable and that interest thereon will cease to accrue on and after such date,

Exhibit A - 3

(4) the Conversion Rate, the date on which the right to convert the Bond will terminate and the place where the Bond may be surrendered for Conversion, and

(5) the place where the Bond is to be surrendered for payment of the Redemption Price and any accrued interest.

From and after any Redemption Date, this Bond shall cease to bear interest and the only right of the Holder of this Bond will be to receive payment of the Redemption Price which includes all interest accrued to the Redemption Date. If this Bond is called for redemption, and shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the Bond Interest Rate and the Conversion rights shall continue as provided therein until the Redemption Price is paid in full.

7. Subject to and upon compliance with the provisions of the Indenture, the Holder shall have the right, at the Holder’s option, at any time or from time to time prior to the date this Bond is redeemed or paid upon Maturity, to convert each $1,000 or greater principal amount of Bonds into shares of Common Stock, subject to adjustment pursuant to the further provisions of the Indenture.

This Bond will be convertible until Maturity at 100% of principal amount (accrued interest will be paid separately) into Common Stock of the Issuer as follow:

Upon issuance	@$ 4.00 per share
From issuance to June 30, 1998	@$ 12.50 per share
From July 1, 1998 to June 30, 2000	@$ 15.00 per share
From July 1, 2000 to June 30, 2002	@$ 17.50 per share
From July 1, 2002 to June 30, 2004	@$ 20.00 per share
From July 1, 2004 to June 30, 2006	@$ 25.00 per share
From July 1, 2006 to June 30, 2012	@$ 35.00 per share
From July 1, 2012 to December 31,2022	@$ 50.00 per share

In order to exercise the Conversion privilege, the Holder shall surrender this Bond to the Trustee at the Corporate Trust Office of the Trustee, with the Conversion Notice below fully completed. As soon as practicable after the receipt of such documents, the Trustee shall request the Issuer to deliver at said offices to the Holder, or on his written order, to a third party, a certificate or certificates for the number of full shares of Conversion Stock issuable upon the conversion of this Bond or portion thereof. The Issuer shall not issue fractional interests in shares of its Common Stock upon Conversion of the Bonds. Such Conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the documents deliverable upon Conversion of this Bond are received by the Trustee. At such time the rights of the Holder as such Holder shall cease and the person or persons in whose name or names any certificate for shares of Conversion Stock shall be issuable upon such Conversion shall be deemed to have become the holder or holders of record of shares of Conversion Stock represented thereby.

No fractional shares of Conversion Stock or scrip shall be issued upon Conversion of this Bond. Any fractional shares of Conversion Stock less than one-half shall be disregarded, and fractional interests on one-half or more of a share of Conversion Stock shall be rounded up to a full share.

Exhibit A - 4

The initial Conversion Rate and the number of shares issuable upon Conversion shall be based upon ten million (10,000,000) shares of Common Stock outstanding and upon all shares reserved for issuance under securities convertible or exercisable into Common Stock on the date hereof and shall be subject to adjustment from time to time only as follows:

(i) If the number of shares of Common Stock outstanding at any time after the Date of Execution is increased by a stock dividend or other distribution of securities to the Issuer’s stockholders without consideration (other than a distribution of rights to purchase securities for cash) payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, immediately following the record date fixed for the determination of holders of Common Stock issuable upon conversion of this Bond and the Conversion Rate shall be appropriately adjusted so that the number of shares of Common Stock issuable on Conversion of this Bond shall be increased in proportion to such decrease in outstanding shares.

(ii) If the number of shares of Common Stock outstanding at any time after the Date of Execution is decreased by a combination of the number of shares of Conversion Stock issuable upon Conversion of this Bond and the Conversion Rate shall be appropriately adjusted so that the number of shares of Common Stock issuable on Conversion of this Bond shall be decreased and the Conversion Rate shall be increased in proportion to such decrease in outstanding shares.

(iii) If any consolidation or merger of the Issuer with or into another entity, or the sale of all or substantially all of its assets to another entity shall be effected, or in case of any capital reorganization or reclassification of the capital stock of the Issuer, then, as a condition of such consolidation, merger or sale, reorganization or reclassification of the capital stock of the Issuer, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Issuer immediately theretofore receivable upon the Conversion of the Bonds, such shares of stock, or of securities, interests or assets (other than cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so receivable by the Holder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Rate) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities, interests or assets thereafter deliverable upon the exercise of such Conversion rights.

(iv) Any and all shares of Conversion Stock issued pursuant to a Conversion of this Bond shall (unless covered by an effective public registration statement) bear a legend reflecting that such shares of Conversion Stock have not been registered under the Securities Act, or under any state securities law, and cannot be transferred by sale, pledge or otherwise, except in compliance with such securities laws and all regulations thereunder. As a condition to the issuance of Conversion Stock, the Holder requesting to so convert the Bonds shall execute

Exhibit A - 5

appropriate investment letters and other documents as may be reasonably required by the Issuer and its counsel to assure that the shares of Conversion Stock are issued only in compliance with applicable securities laws.

8. In the event of Redemption or Conversion of this Bond in part only, a new Bond or Bonds for the portion of this Bond not redeemed or converted will be issued in the name of the Holder hereof upon the cancellation of this Bond.

9. If an Event of Default shall occur and be continuing, the principal of all the Bonds may be declared due and payable in the manner and with the effect provided in the Indenture.

10. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Bonds under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than two-thirds in aggregate principal amount of the Bonds at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Bonds at the time Outstanding, on behalf of the Holders of all the Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults (other than payment of principal, interest, Trustee fees and certain events described in the Indenture) under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

11. No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Bond at the times, place and rate, and in the coin or currency, herein provided or to effect the Conversion of this Bond as provided in the Indenture.

12. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond for registration of transfer may be made at the office or agency of the Trustee in New York, New York, duly endorsed by, or accompanied by, a written instrument of transfer in form satisfactory to the Issuer and the Trustee, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Bonds of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferee.

The Bonds are issuable only in fully certificated registered form. As provided in the Indenture and subject to certain limitations therein set forth, the Bonds are exchangeable for a like aggregate principal amount of Bonds of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Exhibit A - 6

No service charge shall be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

13. Prior to due presentment of this Bond for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Bond is registered as the owner hereof for all purposes, whether or not this Bond be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Issuer has caused the Bonds to be executed and delivered, under its corporate seal, by its Chief Financial Officer and attested by its Secretary or an Assistant Secretary, on the date first above written.

Attest:	/s/ Illegible	WARREN RESOURCES, INC.

[Corporate Seal]

		By:	/s/ Timothy A. Larkin
Timothy A. Larkin Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Bonds referred to inthe within-mentioned Indenture.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

BY:
Authorized Signature

Exhibit A - 7

CONVERSION NOTICE

To Warren Resources, Inc.

The undersigned Holder of this Bond hereby irrevocably exercises the option to convert this Bond, or the portion hereof (which is $1,000 or more except as provided by the Indenture) below designated, into shares of Common Stock of Warren Resources, Inc. in accordance with the terms of the Indenture referred to in this Bond, and directs that the shares issuable and deliverable upon the conversion, together with any Bonds representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated: Principal Amount to be converted, if less than all:

$
(Sign exactly as your name appears on the other sideof this Bond)

Please print name and address (including zip code)

Social Security or other
Taxpayer identifying number

Exhibit A - 8

ASSIGNMENT FORM

If you, the Holder, want to assign

this Bond, fill in the form below:

I, or we assign and transfer this

Bond to

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address and zip code) and irrevocably appoint as agent to transfer this Bond on the books of the Issuer. The agent may substituteanother to act for him.

Date

Your signature:

(Sign exactly as your name appears on theother side of this Bond)

Signature Guaranteed:

The signature must be guaranteed by an officer of a commercial bank or trust company or Member of the New York Stock Exchange

Exhibit A - 9